UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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OIL STATES INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OIL STATES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 15, 2008

To the Stockholders of
Oil States International, Inc.:

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders of Oil States International, Inc., a Delaware corporation (the “Company”), will be held at the Hotel Granduca at 1080 Uptown Park Boulevard, Houston, Texas, 77056 on the 15th day of May, 2008 at 9:00 a.m., central time (the “Annual Meeting”), for the following purposes:

(1) To elect three (3) Class I members of the Board of Directors to serve until the 2011 Annual Meeting of Stockholders (see page 3);

(2) To ratify the appointment of Ernst & Young LLP as independent accountants for the year ended December 31, 2008 (see page 29);

(3) To approve the Oil States International, Inc. 2001 Equity Participation Plan, as amended and restated effective as of February 19, 2008 (see page 32); and,

(4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Company has fixed the close of business on March 17, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder’s proxy, the proxy will be voted “FOR” the nominees for director named in the attached Proxy Statement “FOR” the ratification of the appointment of the independent accountants for the Company named in such Proxy Statement and “FOR” the approval of the Oil States International, Inc. 2001 Equity Participation Plan, as amended and restated effective as of February 19, 2008. The list of stockholders of record of the Company may be examined at the offices of the Company beginning on March 18, 2008 and at the Annual Meeting.

Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON MAY 15, 2008. A COPY OF THIS PROXY STATEMENT AND THE COMPANY’S 2007 ANNUAL SHAREHOLDERS’ REPORT ARE AVAILABLE AT HTTP://WWW.OILSTATESINTL.COM/FW/MAIN/INVESTOR RELATIONS-4.HTML.

By Order of the Board of Directors

Sincerely,

Robert W. Hampton
Corporate Secretary

Houston, Texas
April 8, 2008

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

OIL STATES INTERNATIONAL, INC.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
To Be Held on Thursday, May 15, 2008

OIL STATES INTERNATIONAL, INC.

Three Allen Center
333 Clay Street, Suite 4620
Houston, Texas 77002

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS

SOLICITATION

The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Oil States International, Inc., a Delaware corporation, (the “Company”), to be voted at the annual meeting of stockholders of the Company (the “Annual Meeting”), which will be held at the Hotel Granduca at 1080 Uptown Park Boulevard, Houston, Texas, 77056, on the 15th day of May, 2008, at 9:00 a.m. central time, for the following purposes:

(1) To elect three (3) Class I members of the Board of Directors to serve until the 2011 Annual Meeting of Stockholders;

(2) To ratify the appointment of Ernst & Young LLP as independent accountants for the year ended December 31, 2008;

(3) To approve the Oil States International, Inc. 2001 Equity Participation Plan, as amended and restated effective as of February 18, 2008 (the “Equity Participation Plan Amendment Proposal”); and,

(4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares, we will vote them “for” the election of all nominees for director as set forth under “Proposal 1: Election of Directors” on page 3 and “for” the ratification of the appointment of Ernst & Young LLP as independent accountants as set forth under “Proposal 2: Ratification of Appointment of Independent Accountants” on page 29 and “for” the approval of the Equity Participation Plan Amendment Proposal as set forth under “Proposal 3: Equity Participation Plan Amendment Proposal” on page 32. If any other business is brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares.

The cost of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company without additional compensation, by personal interview, telephone, telegram, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses. In addition, the Company has retained Mellon Investor Services LLC to assist in the solicitation of proxies, for which the Company will pay an estimated fee of $6,500.

Oil States International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, is being mailed with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting but does not constitute a part of the proxy soliciting material.

This Proxy Statement and the enclosed form of proxy was mailed to stockholders beginning April 15, 2008.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Oil States International, Inc., a Delaware corporation, (“Company,” “Oil States,” “we,” “us,” and “our” refer to Oil States International, Inc. and its subsidiaries), has two outstanding classes of securities that entitle holders to vote generally at meetings of the Company’s stockholders: common stock, par value $.01 per share; and special preferred voting stock, par value $.01 per share. A single share (the “Voting Share”) of special preferred voting stock was issued to Computershare Trust Company of Canada (the “Trustee”) as trustee under a Voting and Exchange Trust Agreement for the benefit of holders of exchangeable shares issued by the Company’s wholly-owned subsidiary, 892489 Alberta Inc., in connection with the Company’s February 2001 acquisition of PTI Group, Inc. (“PTI”). The common stock and the Voting Share vote together as a single class on all matters except when Delaware law requires otherwise. Each share of common stock outstanding on the record date is entitled to one vote. The Voting Share is entitled to one vote for each exchangeable share outstanding on the record date. The Trustee is required to vote the Voting Share as instructed by holders of exchangeable shares, and to abstain from voting in proportion to the exchangeable shares for which the Trustee does not receive instructions. Accordingly, references to “stockholders” in this Proxy Statement include holders of common stock, the Trustee, and holders of exchangeable shares. In addition, unless we indicate otherwise, the number of shares outstanding, including for purposes of calculating percentage ownership, in this Proxy Statement has been calculated as if the exchangeable shares have been exchanged for shares of our common stock. The procedures for holders of exchangeable shares to instruct the Trustee about voting at the Annual Meeting are explained in the “Information Statement for Holders of Exchangeable Shares of 892489 Alberta Inc.” that is enclosed with this Proxy Statement only for holders of exchangeable shares.

The record date for the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 17, 2008. At the record date, 49,493,299 shares of common stock and one Voting Share were outstanding and entitled to be voted at the Annual Meeting. Outstanding shares include a total of 201,757 exchangeable shares which are outstanding and are entitled to give voting instructions to the Trustee.

The presence, in person or by proxy, of the holders of a majority of the votes eligible to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Directors will be elected by a plurality of the votes present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company’s auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Approval of the Equity Participation Plan Amendment Proposal will require the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, provided that total votes cast represent over 50% in interest of all securities entitled to vote on the proposal. An automated system that the Company’s transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Both abstentions and broker non-votes will not have any effect on the outcome of voting on director elections. For purposes of voting on the ratification of the selection of auditors, abstentions and broker non-votes are not counted as votes with respect to the proposal. Abstentions occur when stockholders are present at the annual meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the meeting and do not have discretionary authority to vote those shares under the applicable rules of the New York Stock Exchange (the “NYSE”).

A proxy in the accompanying form that is properly signed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. Any properly executed proxy on which no contrary instructions have been indicated about a proposal will be voted as follows with respect to the proposal: FOR the election of the three persons named in this Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors; FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent accountants; FOR the approval of the Equity Participation Plan Amendment Proposal; and in accordance with the discretion of the holders of the Proxy with respect to any other business that properly comes before the stockholders at the Annual Meeting. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting. The persons named in the accompanying proxy may also, in their discretion, vote the proxy to adjourn the Annual Meeting from time to time.

A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company during normal business hours beginning on March 18, 2008 and at the Annual Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight members. The eight members are divided into three classes having two members in Class I, three members in Class II and three members in Class III. Each class is elected for a term of three years, so that the term of one class of directors expires at each annual meeting of stockholders. The term of the two current Class I directors will expire at the Annual Meeting. The term of the Class II directors expires at the annual meeting of stockholders to be held in 2009, and the term of the Class III directors expires at the Annual Meeting of Stockholders to be held in 2010. The Board has increased the size of the Board to nine members and Mr. Christopher T. Seaver has been nominated by the Board of Directors to serve as a Class I director if he is elected.

Nominees

Three directors are to be elected to serve as Class I directors at the Annual Meeting. Based on the recommendation of our Nominating & Corporate Governance Committee, the Board of Directors has nominated Christopher T. Seaver, Douglas E. Swanson and Cindy B. Taylor to fill the two expiring and one new Class I positions on the Board of Directors, to hold office for three-year terms expiring at the Annual Meeting of Stockholders in 2011, and until their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Two of the director nominees, Mr. Swanson and Mrs. Taylor, are presently Class I directors. Mr. Seaver is not currently a director of the Company. Stockholder nominations will not be accepted for filling board seats at the Annual Meeting because our bylaws require advance notice for such a nomination, the time for which has passed. Our Board of Directors has determined that Mr. Seaver is “independent” as that term is defined by the applicable NYSE listing standards. Mr. Swanson and Mrs. Taylor are not considered “independent” as that term is defined by the applicable NYSE listing standards due to their service as the Company’s past and present, respectively, Chief Executive Officer. See “Director Independence” below for a discussion of director independence determinations. The enclosed proxy (unless otherwise directed, revoked or suspended) will be voted FOR the election of the three nominees for director.

A plurality of votes cast is required for the election of directors. Each of the nominees has consented to serve as director if so elected. If any nominee should be unable to serve as a director, the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors to replace such nominee.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

Executive Officers and Directors

Set forth below are the names of, and certain information with respect to, the Company’s executive officers and directors, including the three nominees for election to the Class I positions on the Board of Directors.

	Director
Names	Class	Age	Position(s)

Stephen A. Wells	III	64	Chairman of the Board
Cindy B. Taylor*	I	46	Director, Chief Executive Officer and President
Bradley J. Dodson		34	Vice President, Chief Financial Officer and Treasurer
Robert W. Hampton		56	Senior Vice President, Accounting and Corporate Secretary
Christopher E. Cragg		47	Senior Vice President, Operations
Howard Hughes		65	Vice President, Offshore Products and President, Oil States Industries, Inc.
Ron R. Green		58	President and Chief Executive Officer, PTI Group, Inc.
Martin Lambert	III	52	Director
S. James Nelson	II	66	Director
Mark G. Papa	III	61	Director
Gary L. Rosenthal	II	58	Director
Christopher T. Seaver*	I	59	Director
Douglas E. Swanson*	I	69	Director
William T. Van Kleef	II	56	Director

*	Nominee for election as Class I director at the Annual Meeting.

Stephen A. Wells has served as a director of our company since April 1996 and as Chairman since May 2006. Mr. Wells is the president of Wells Resources, Inc., a privately owned oil, gas and ranching company, and has served in that position since 1983. From April 1999 to October 1999, Mr. Wells served as a director and Chief Executive Officer of Avista Resources, Inc., an oil recycling technology company. From October 1993 to February 1996, he was a director and Chief Executive Officer of Coastwide Energy Services, Inc., a Gulf Coast marine terminal operator. From March 1992 to September 1994, he was a director and Chief Executive Officer of Grasso Corporation, an oil and gas production management services company. Mr. Wells served as a director of Pogo Producing Company (NYSE: PPP), an oil and gas exploration and production company until it was acquired in November 2007.

Cindy B. Taylor is the President and Chief Executive Officer of our company and is a member of the Company’s Board of Directors as a Class I director. She has held these positions since May 2007. From May 2006 until May 2007, Mrs. Taylor served as President and Chief Operating Officer of our company. From May 2000 until May 2006 Mrs. Taylor was the Senior Vice President — Chief Financial Officer and Treasurer of our company. From August 1999 to May 2000, Mrs. Taylor was the Chief Financial Officer of L.E. Simmons & Associates, Incorporated. Mrs. Taylor served as the Vice President — Controller of Cliffs Drilling Company from July 1992 to August 1999 and held various management positions with Ernst & Young LLP, a public accounting firm, from January 1984 to July 1992. She received a B.B.A. degree from Texas A&M University and is a Certified Public Accountant. Mrs. Taylor is a director of Global Industries LTD (NASDQ: GLBL), which provides worldwide construction and support services to the offshore oil and gas industry and Tidewater Inc. (NYSE: TDW), which is a global provider of vessels serving the offshore energy industry.

Bradley J. Dodson is the Vice President, Chief Financial Officer and Treasurer of our company. He has held this position since May 2006. Mr. Dodson has held several positions with our company since joining in March 2001, most recently serving as Vice President, Corporate Development from March 2003 to May 2006. From June 1998 to

March 2001, Mr. Dodson served in several positions for L.E. Simmons & Associates, Incorporated, a private equity firm specializing in oilfield service investments. From July 1996 to June 1998, Mr. Dodson worked in the mergers and acquisitions group of Merrill Lynch & Co. He holds a M.B.A. degree from the University of Texas at Austin and a B.A. degree in economics from Duke University.

Robert W. Hampton is the Senior Vice President, Accounting and Corporate Secretary of our company. He has held this position since May 2006. From February 2001 until May 2006 Mr. Hampton was the Vice President — Finance and Accounting and Secretary of our company. From February 1998 to February 2001, Mr. Hampton served as Vice President and Chief Financial Officer of HWC Energy Services, Inc., a predecessor of our Company (“HWC”). Mr. Hampton joined HWC from Tidewater Inc., an offshore service vessel operator, where he was based in Aberdeen and was Area Manager for the North Sea Operations from March 1996 to February 1998. He served as Vice President, Treasurer and Chief Financial Officer of Hornbeck Offshore, an offshore service vessel operator, from 1990 to March 1996, when it was acquired by Tidewater. Mr. Hampton worked at Price Waterhouse, a public accounting firm, from 1973 to 1986. Mr. Hampton is a Certified Public Accountant and received his B.S. degree from the Pennsylvania State University.

Christopher E. Cragg is the Senior Vice President, Operations of our company. He has held this position since May 2006. From February 2001 until May 2006, Mr. Cragg was the Vice President — Tubular Services of our company. Mr. Cragg was Executive Vice President — Chief Financial Officer of Sooner Inc., a predecessor of our Company (“Sooner”) from December 1999 to February 2001. Mr. Cragg also served as President of Sooner from October 2003 until May 2006. From April 1994 to June 1999, he was Vice President and Controller of Ocean Energy, Inc., an independent oil and gas exploration and production company, and its predecessor companies. Mr. Cragg served as Manager — Internal Audit with Cooper Industries, a manufacturer of diversified products, from April 1993 to April 1994 and as a senior manager with Price Waterhouse, a public accounting firm, from August 1983 to April 1993. He received a B.B.A. degree from Southwestern University and is a Certified Public Accountant.

Howard Hughes is the Vice President — Offshore Products of our company. He has held this position since February 2001. Since September 1989 Mr. Hughes also served as President of Oil States Industries, Inc., a wholly owned subsidiary of our company. From April 1976 to September 1989, Mr. Hughes served in various managerial and executive positions with Oil States Industries, Inc. He holds a B.S. degree from the University of Houston.

Ron R. Green is President and Chief Executive Officer — PTI Group Inc. (“PTI”), a wholly owned subsidiary of our Company. He has held this position since April 2006. From December 2005 to March 2006 he was Senior Vice President and Chief Operating Officer of PTI. From November 2004 to November 2005, Mr. Green served as Vice President, Premium Camp Services for PTI. Prior to joining PTI, Mr. Green served as Vice President and General Manager of ESS Remote Site Services, a division of Compass Group PLC from October 1995 to August 2003. From 1975 to 1995, Mr. Green held various senior executive positions in the accommodations industry.

Martin Lambert has served as a director of our company since February 2001. Mr. Lambert’s principal occupation is as managing director of Matco Capital Ltd., a private equity firm with which he has been actively engaged since mid-2002. Mr. Lambert serves as Senior Counsel in the Canadian law firm Bennett Jones LLP at which firm he was a partner from March 1987 to March 2007 and its Chief Executive Officer from 1996 to 2000. Mr. Lambert currently is a director of two other public companies: Calfrac Well Services Ltd. and Zedi, Inc. both of which are involved in Canadian, U.S. and other international oilfield services. He received his LLB degree from the University of Alberta in 1979.

S. James Nelson has served as a Director of our company since July 2004. In 2004, he retired, after 15 years of service, from Cal Dive International, Inc. (now known as Helix Energy Solutions Group, Inc.), a marine contractor and operator of offshore oil and natural gas properties and production facilities, where he was a founding shareholder, Chief Financial Officer from 1990 to 2000, and a director and Vice Chairman from 2000 to 2004. From 1985 to 1988, Mr. Nelson was a Senior Vice President and Chief Financial Officer of Diversified Energies, Inc., a NYSE-traded company. From 1980 to 1985, Mr. Nelson served as Chief Financial Officer of Apache Corporation, an oil and gas exploration and production company. From 1966 to 1980, Mr. Nelson was employed with Arthur Andersen L.L.P., where, from 1976 to 1980, he was a partner serving on the firm’s worldwide oil and gas industry team. He received a Bachelor of Science in Accounting degree from Holy Cross College and a M.B.A. degree from

Harvard University. Mr. Nelson is also a Certified Public Accountant. Mr. Nelson is a director and a member of the Audit Committee of ION Geophysical Corp. (formerly Input/Output, Inc.) (NYSE: IO), a seismic services provider; Quintana Maritime Ltd. (NASDAQ: QMAR), an international provider of dry bulk cargo marine transportation services and W&T Offshore, Inc. (NYSE: WTI), an oil and gas exploration and production company.

Mark G. Papa has served as a director of our company since February 2001. Mr. Papa has served as Chairman of the Board and Chief Executive Officer of EOG Resources, Inc. (NYSE: EOG), an oil and gas exploration and production company, since August 1999. From February 1994 to August 1999, he held a number of management positions with EOG Resources, Inc. He has a petroleum engineering degree from the University of Pittsburgh and a M.B.A. degree from the University of Houston.

Gary L. Rosenthal has served as a director of our company since February 2001. Mr. Rosenthal is a partner in The Sterling Group, L.P., a private equity firm. Mr. Rosenthal served as non-executive Chairman of the Board of Hydrochem Holdings, Inc. from May 2003 until December 2004. Mr. Rosenthal has served as President of Heaney Rosenthal Inc., a private investment company, since October 1994. From August 1998 to April 2001, he served as Chief Executive Officer of AXIA Incorporated, a diversified manufacturing company. He holds J.D. and A.B. degrees from Harvard University.

Christopher T. Seaver is a nominee for director of our Company at the Annual Meeting. Mr. Seaver served as the President and Chief Executive Officer and a director of Hydril Co. (Hydril) from February 1997 until Hydril was acquired in May 2007. From 1993 until 1997, Mr. Seaver served as President of Hydril. Mr. Seaver joined Hydril in 1985 and served as Executive Vice President in charge of Hydril’s premium connection and pressure control businesses prior to February 1993. Prior to joining Hydril, Mr. Seaver was a corporate and securities attorney for Paul, Hastings, Janofsky & Walker, and was a Foreign Service Officer in the U.S. Department of State with postings in Kinshasa, Republic of Congo and Bogota, Colombia.

Douglas E. Swanson has served as a director of our company since February 2001 and served as our Chief Executive Officer from May 2006 until he retired in April 2007. From January 2000 to May 2006, Mr. Swanson served as President and Chief Executive Officer of our company. From January 1992 to August 1999, Mr. Swanson served as President and Chief Executive Officer of Cliffs Drilling Company, a contract drilling company. He holds a B.A. degree from Cornell College and is a Certified Public Accountant. Mr. Swanson is a director of Flint Energy Services, Ltd., (Toronto: FES.TO) a Canadian integrated midstream oil and gas production services provider and of Boots and Coots International Well Control, Inc. (AMEX: WEL), an oilfield services company, owned approximately 15% by the Company, that provides prevention, emergency response, and restoration of blowouts and well fires worldwide.

William T. Van Kleef has served as a director of our Company since May 2006. Mr. Van Kleef has served in executive management positions at Tesoro Corporation from 1993 until 2005, most recently as Tesoro’s Executive Vice President and Chief Operating Officer. During his tenure at Tesoro, Mr. Van Kleef held various positions, including President, Tesoro Refining and Marketing, and Executive Vice President and Chief Financial Officer. Before joining Tesoro, Mr. Van Kleef, a Certified Public Accountant, served in various financial and accounting positions with Damson Oil from 1982 to 1991, most recently as Senior Vice President and Chief Financial Officer. Mr. Van Kleef serves on the Board of Directors and as a member of the Audit Committee of Noble Energy (NYSE: NBL), an independent oil and gas company.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company has adopted corporate governance guidelines entitled “Corporate Governance Guidelines” which are available at www.oilstatesintl.com by first clicking “Corporate Governance” and then “Corporate Governance Guidelines.” The Corporate Governance Guidelines are also available in print to any stockholder who requests them. These guidelines were adopted by the Board of Directors to best ensure that the Board is independent from management, that the Board adequately performs its function as the overseer of management and to help ensure that the interests of the Board and management align with the interest of the stockholders.

Corporate Code of Business Conduct and Ethics

All directors, officers and employees of Oil States must act ethically at all times and in accordance with the policies comprising Oil States ethics policy entitled “Corporate Code of Business Conduct and Ethics.” This policy is available at the Company’s web site www.oilstatesintl.com by first clicking “Corporate Governance” and then “Corporate Code of Business Conduct and Ethics.” The Corporate Code of Business Conduct and Ethics is also available in print to any stockholder who requests it.

Director Independence

To qualify as “independent” under the NYSE listing standards, a director must meet objective criteria set forth in the NYSE listing standards, and the Board must affirmatively determine that the director has no material relationship with us (either directly or as stockholder or officer of an organization that has a relationship with us) that would interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

The Board of Directors reviews all direct or indirect business relationships between each director (including his or her immediate family) and our company, as well as each director’s relationships with charitable organizations, to determine director independence as defined in the listing standards of the NYSE. The NYSE listing standards include a series of objective tests, such as that the director is not an employee of our company and has not engaged in various types of business dealings with our company. In addition, as further required by the NYSE, the Board of Directors has made a subjective determination as to each independent director that no material relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. When assessing the materiality of a director’s relationship with us, the Board of Directors considers the issue not merely from the standpoint of the director, but also from the standpoint of the person or organizations with which the director has an affiliation. The Board of Directors has determined that all of our directors, except for Douglas E. Swanson, who served as our Chief Executive Officer until April 30, 2007 and Mrs. Cindy Taylor, our current President and Chief Executive Officer, qualify as “independent” in accordance NYSE listing standards.

In particular, in 2008, the Board evaluated the following relationships: (i) Gary Rosenthal’s position as a principal of The Sterling Group L.P., a private equity firm that has an indirect minority investment in a company that controls BTEC Turbines, a company with which we did business in 2007 and from whom we acquired a Houston waterfront facility in February 2008 for total consideration of $22.8 million; and (ii) Mark Papa’s position as Chairman and Chief Executive Officer of EOG Resources, Inc. (“EOG”), which purchased products and services from us in 2007 in an amount equal to approximately 1% of EOG’s 2007 revenues. Our Board of Directors has determined that none of the relationships noted above are material to the independence of Messrs. Rosenthal or Papa.

Policies and Procedures with Respect to Related Party Transactions and Conflicts of Interest

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Corporate Secretary’s office is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under the SEC’s rules, transactions that are determined to be directly or indirectly material to us or a related person are filed with the SEC when required, and disclosed in our proxy statement.

Our Corporate Code of Business Conduct and Ethics (“Conduct & Ethics Code”) prohibits all conflicts of interest. Any waivers of these guidelines must be approved by the Board. Under the Conduct & Ethics Code, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of our Company. Our prohibition on conflicts of interest under the Conduct & Ethics Code includes related person transactions.

We have multiple processes for reporting conflicts of interests, including related person transactions. Under the Conduct & Ethics Code, all directors and employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to their supervisors and all related person transactions involving our regional or market executives must be communicated in writing as part of their quarterly representation letter. This information is then reviewed by our Nominating and Corporate Governance Committee, our Board of Directors or our independent registered public accounting firm, as deemed appropriate, and discussed with management. As part of this review, the following factors are generally considered:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of our company;

•	whether the transaction might affect the status of a director as independent under the independence standards of the New York Stock Exchange; and

•	any other matters deemed appropriate with respect to the particular transaction.

Ultimately, all material related party transactions must be approved or ratified by the Nominating and Corporate Governance Committee of our Board. Any member of the Nominating and Corporate Governance Committee who is a related person with respect to a transaction is recused from the review of the transaction.

In addition, we annually distribute a questionnaire to our executive officers and members of our Board of Directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Conduct & Ethics Code.

We also have other policies and procedures to prevent conflicts of interest, including related person transactions. For example, the charter of our Nominating and Governance Committee requires that the members of such committee assess the independence of the non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described above under “— Director Independence.”

Committees and Meetings

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee.

Audit Committee

The Company’s Audit Committee presently consists of Messrs. Van Kleef, Nelson and Rosenthal, each of whom is independent, as such term is defined in Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in the applicable NYSE listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors on May 13, 2003. A copy of the charter is available on our website, www.oilstatesintl.com, by first clicking “Corporate Governance” and then “Audit Committee” under the Committee Charters heading on the right side of the page. The Audit Committee, which is chaired by Mr. Van Kleef, meets separately with representatives of the Company’s independent auditors, the Company’s internal audit personnel and with representatives of senior management in performing its functions. The Audit Committee reviews the general scope of audit coverages, the fees charged by the independent auditors, matters relating to internal control systems and other matters related to accounting and reporting functions. The Board of Directors has determined that all of the members of the Audit Committee are financially literate and that Messrs. Van Kleef and Nelson have accounting or related financial management expertise, each as required by the applicable NYSE listing standards. The Board of Directors has also determined that Messrs. Van Kleef and Nelson qualify as audit committee financial experts under the applicable rules of the Exchange Act.

In addition to the Audit Committee of the Company’s Board of Directors, Mr. Nelson serves on the audit committees of Ion Geophysical Corp. (formerly Input/Output, Inc.), Quintana Maritime Ltd. and W&T Offshore, Inc. The charter of the Audit Committee of the Board provides that no member of the Audit Committee may simultaneously serve on the audit committees of more than two other public companies. The Board has waived this limitation with respect to Mr. Nelson’s service on more than two other public company audit committees. Prior to granting this waiver, the Board considered the incremental time and responsibilities that such additional service would require of Mr. Nelson. Based upon a consideration of the facts and circumstances related to Mr. Nelson’s commitments and the entities on whose Boards he serves, and including the fact that he is not currently serving in a full time executive role, the Board has determined that such additional service would not negatively affect Mr. Nelson’s ability to fulfill his duties to the Company’s Audit Committee.

Compensation Committee

The Company’s Compensation Committee consists of Messrs. Rosenthal, Papa and Wells, each of whom is independent, as defined in the applicable NYSE listing standards, and is a non-employee director. The Compensation Committee operates under a written charter approved by the Board of Directors as amended and restated on February 16, 2007. A copy of the charter is available on our website, www.oilstatesintl.com, by first clicking “Corporate Governance” and then “Compensation Committee” under the Committee Charters heading on the right side of the page. The Compensation Committee, which is chaired by Mr. Rosenthal, administers the Oil States International, Inc. 2001 Equity Participation Plan (the “2001 Equity Participation Plan”), and in this capacity makes a recommendation to the full Board concerning all option grants or stock awards to employees, including executive officers, under the plan. In addition, the Compensation Committee is responsible for (i) making recommendations to the Board with respect to the compensation of the Company’s chief executive officer and its other executive officers and (ii) establishing compensation and employee benefit policies and (iii) reviewing and discussing with our management the Compensation Discussion and Analysis and related disclosure to be included in our annual proxy statement.

Nominating & Corporate Governance Committee

Our Nominating & Corporate Governance Committee consists of Messrs. Lambert, Papa and Wells, each of whom is independent, as such term is defined in the applicable NYSE listing standards. The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board of Directors on March 31, 2004. A copy of the charter is available on our website, www.oilstatesintl.com, by first clicking “Corporate Governance” and then “ Nominating and Corporate Governance Committee” under the Committee Charters heading on the right side of the page. The Nominating & Corporate Governance Committee, which is chaired by Mr. Papa, makes proposals to the Board for candidates to be nominated by the Board to fill vacancies or for new directorship positions, if any, which may be created from time to time. Mr. Seaver was recommended as a potential director nominee to the Nominating & Corporate Governance Committee by our director, Mr. Wells. The Nominating & Corporate Governance Committee will consider suggestions from any source, particularly from stockholders, regarding possible candidates for director. To submit a recommendation to the committee, a stockholder should send a written request to the attention of the Company’s Secretary at Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002. The written request must include the nominee’s name, contact information, biographical information and qualifications, as well as the nominee’s written consent to serve if elected. The request must also disclose the number of shares of common stock beneficially owned by the person or group making the request and the period of time such person or group has owned those shares. The request must be received by the Company no later than the 120th day before the anniversary of the date of the prior year’s annual meeting, or January 16, 2009, for the 2009 Annual Shareholder’s Meeting. These procedures do not preclude a stockholder from making nominations in accordance with the process described below under “Stockholder Proposals.”

Board and Committee Meetings

During 2007, the entire Board of Directors held six meetings, the Audit Committee held six meetings, the Compensation Committee held four meetings and the Nominating & Corporate Governance Committee held two meetings. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of the Board on which they served. All of our directors attended last year’s annual meeting. While we understand that scheduling conflicts may arise, we expect directors to make reasonable efforts to attend the annual meeting of stockholders and meetings of the Board of Directors and the committees on which they serve.

Our Corporate Governance Guidelines provide that our non-employee directors shall meet separately in executive session at least annually. The director who presides at these sessions is the Chairman of the Board, assuming such person is a non-management director. Otherwise, the presiding director will be chosen by a vote of the non-management directors. In addition to the executive sessions of our non-management directors, our independent directors (as defined in the applicable NYSE listing standards) are required to meet in executive session at least annually. In the past year, our non-management directors met in executive session four times and our independent directors met in executive session one time. Our Chairman of the Board presided at these sessions.

Qualifications of Directors

When identifying director nominees, the Nominating & Corporate Governance Committee will consider the following:

•	the person’s reputation, integrity and independence;

•	the person’s skills and business, government or other professional experience and acumen, bearing in mind the composition of the board and the current state of the Company and the oilfield services industry generally at the time of determination;

•	the number of other public companies for which the person serves as a director and the availability of the person’s time and commitment to the Company; and

•	the person’s knowledge of a major geographical area in which the Company operates or another area of the Company’s operational environment.

In the case of current directors being considered for renomination, the Nominating & Corporate Governance Committee will also take into account the director’s history of attendance at Board of Directors and committee meetings, the director’s tenure as a member of the Board of Directors and the director’s preparation for and participation in such meetings.

Director Nomination Process

Our director nomination process for new board members is as follows:

•	The Nominating & Corporate Governance Committee, the Chairman of the Board, or another board member identifies a need to add a new board member who meets specific criteria or to fill a vacancy on the Board of Directors.

•	The Nominating & Corporate Governance Committee initiates a search by working with staff support, seeking input from board members and senior management and hiring a search firm, if necessary.

•	The Nominating & Corporate Governance Committee considers recommendations for nominees for directorships submitted by stockholders.

•	The initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board of Directors are identified and presented to the Nominating & Corporate Governance Committee, which ranks the candidates.

•	The Chairman of the Board and at least one member of the Nominating & Corporate Governance Committee interviews prospective candidate(s).

•	The full Board of Directors is kept informed of progress.

•	The Nominating & Corporate Governance Committee offers other board members the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

•	The Nominating & Corporate Governance Committee seeks the endorsement of the Board of Directors of the final candidate(s).

The final candidate(s) are nominated by the Board of Directors or elected to fill a vacancy.

Communications with Directors

Stockholders or other interested parties may send communications, directly and confidentially, to the Board of Directors, to any committee of the Board of Directors, to non-management directors or any director in particular, by sending an envelope marked “confidential” to such person or persons c/o Oil Sates International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002. Any such correspondence will be forwarded by the Secretary of the Company to the addressee without review by management.

Compensation Committee Interlocks and Insider Participation

During 2007, the Company’s Compensation Committee consisted of Messrs. Rosenthal, Papa and Wells, each of whom is an independent, non-employee director. There were no compensation committee interlock relationships nor any insider participation in compensation arrangements for the year ended December 31, 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee (the “Committee”) of the Board of Directors provides overall guidance to the Company’s executive compensation program and administers incentive compensation plans.

The executive compensation program includes three primary elements which are generally performance oriented and, taken together, constitute a flexible and balanced method of establishing total compensation for the Company’s executive officers. The three major elements consist of a) base salary, b) annual incentive plan awards, and c) long-term incentive awards. The design of this compensation program supports the Company’s executive total compensation philosophy.

Executive Total Compensation Philosophy

The Company’s philosophy regarding the executive compensation program has been to design a compensation package that provides competitive base salary levels and compensation incentives that (i) attract and retain individuals of outstanding ability in these key positions, (ii) recognize individual performance relative to established goals and the performance of the Company relative to the performance of other companies of comparable size, complexity and quality and against budget goals, and (iii) support both the short-term and long-term strategic goals of the Company. The Committee believes this approach closely links the compensation of the Company’s executives to the execution of the Company’s strategy and the accomplishment of the Company goals that coincide with stockholder objectives.

Compensation Program Objectives:

•	motivate, reward, retain and attract key employees and executive talent required to achieve corporate strategic plans;

•	reinforce the relationship between strong individual performance of executives and business results; and

•	align the interests of executives with the long-term interests of stockholders.

The compensation program is designed to reward executives for long-term strategic management and the enhancement to stockholder value.

Compensation Benchmarking Relative to Market

The Committee establishes executive compensation based on review of the executive’s performance and compensation history, and information on compensation levels at comparable companies. The Committee believes that the overall compensation of executives should be competitive with the market from which it draws its executive talent. The Committee considers the market to consist of both the oilfield services industry and geographic markets in which the Company vies for executive talent. In determining the proper amount for each compensation element, the Committee reviews the compensation programs for comparable positions at similar corporations with which the Company competes for executive talent, and relative internal equity within the executive pay structure. This approach allows the Committee to respond better to changing business conditions, manage salaries and incentives more evenly over an individual’s career as well as minimize the potential for automatic ratcheting-up of salaries and incentives that could occur with an inflexible and narrowly defined approach. In prior years, the Committee has engaged consultants to assist in a review of comparative compensation data. No consultants were engaged in 2007.

In evaluating the comparison group data for compensation purposes, the Committee neither bases its decisions on quantitative relative weights of various factors, nor follows mathematical formulas. Rather, the Committee exercises its discretion and makes its judgment after considering the factors it deems relevant.

Elements of Compensation:

•	Base Salary — Base salary is the guaranteed element of an executive’s direct compensation and is intended to provide a foundation for a competitive overall compensation opportunity for the executive. The Committee reviews each executive’s base salary annually. Executive officer base salaries are based on an evaluation that considers the executive’s prior experience and breadth of knowledge and which also considers data from other similarly sized companies in businesses comparable to the Company’s, the Company’s and the executive’s performance, and any significant changes in the executive’s responsibilities. The Committee considers all these factors together plus overall industry conditions and makes a subjective determination on base salary.

Effective March 5, 2007, Mrs. Taylor received a 5% merit increase to $420,000. Mrs. Taylor was subsequently promoted to President and Chief Executive Officer on May 1, 2007 and received a base salary increase of 7.1% to $450,000. Mr. Dodson received a merit increase of 10.5% to $210,000. Mr. Hughes received a merit increase of 3% to $278,000. Mr. Green received a merit increase of 9% to C$300,000. Mr. Cragg received a merit increase of 6.1% to $260,000. Raises received by Messrs. Dodson, Hughes, Green and Cragg in 2007 were effective March 5, 2007. Mrs. Taylor provides the Committee with input regarding the performance of other Company executives and makes compensation recommendations with respect to these individuals.

•	Annual Cash Incentive Compensation — The Company’s Annual Incentive Compensation Plan (“AICP”) promotes a pay-for-performance philosophy by providing executives with direct financial incentives in the form of annual cash bonuses based on total Company and business unit performance. Annual incentive awards are linked to the achievement of Company-wide and business unit quantitative performance goals and are designed to place a significant portion of total compensation at risk. The purpose of the AICP is to:

•	create stockholder value;

•	provide focus on the attainment of annual goals that lead to long-term success of the Company;

•	provide annual performance-based cash incentive compensation;

•	motivate achievement of critical annual operating performance metrics;

•	motivate employees to continually improve Company-wide and business unit performance; and

•	reward participants based on team performance.

The plan is flexible and provides the Committee the discretion to set goals and objectives with input from management that it believes are consistent with creating stockholder value and include financial measures, growth objectives, operating objectives, safety goals and other measures. Under the AICP, an incentive target is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact the Company’s success. The AICP recognizes market differences in incentive award opportunities between organizational levels. Achieving results which exceed a minimum, or threshold, level of performance triggers an AICP payout. Performance results at or below the threshold (i.e. achieving 85% of the related AICP performance objective or less) will result in no AICP award. The target represents achieving 100% of an executive officer’s AICP performance objective(s) as well as the targeted payout. Overachievement (i.e. achieving 120% of the related AICP performance objective) is the performance level at which incentive compensation is maximized. The 2007 award opportunities, expressed as a percentage of base salary, for the Named Executive Officers are outlined below:

	Threshold	Target		Overachievement

Cindy B. Taylor	0%	60	%(1)	120%
Douglas E. Swanson	0%	50%		100%
Bradley J. Dodson	0%	50%		100%
Howard Hughes	0%	50%		100%
Ron R. Green	0%	50%		100%
Christopher E. Cragg	0%	50%		100%

(1)	Increased from 55% to 60% effective upon Mrs. Taylor’s promotion to President and Chief Executive Officer on May 1, 2007.

At the beginning of each year, the Committee is responsible for establishing the AICP performance objectives based on recommendations by the Chief Executive Officer. The Committee sets performance goals that are both measurable and achievable. At the end of each year, the Committee reviews the performance results of the Company and the total incentive awards to be paid to each executive officer. In its discretion, the Committee will interpret the plan and has authority to make appropriate adjustments in individual, business unit or Company wide results in its discretion. The Committee did not make any discretionary changes to the 2007 incentive payouts to the Named Executive Officers.

Performance measures are selected and weighted by management and the Committee annually to give emphasis to performance for which participants have influence. The Committee has established “earnings before interest, taxes, depreciation and amortization” (“EBITDA”) as the primary corporate financial performance objective for each executive officer. In addition, a portion of the incentive potential was based on return on investment (“ROI”) and, for certain of the executives other strategic goals as determined appropriate for the executives’ areas of responsibilities. Other strategic goals and objectives varied and included measures such as safety performance and return on investment. Performance goals may be identical for all executives or may be different to reflect more appropriate measures of corporate and business unit performance.

For 2007, Messrs. Swanson (for the pro-rated period of his service) and Dodson and Mrs. Taylor had 90% of their incentive compensation based on the Company’s EBITDA and 10% of their incentive compensation based on the Company’s ROI. Mr. Hughes’ incentive was based 80% on Offshore Products’ EBITDA, 10% on Offshore Products’ ROI and 10% on the Company’s EBITDA. Mr. Green’s incentive compensation was based 10% on the Company’s EBITDA and the following PTI Group, Inc. metrics: 70% EBITDA, 10% ROI and 10% safety performance. Mr. Cragg’s incentive compensation was based on 20% on the Company’s EBITDA, 17% on Tubular Services EBITDA and 63% on U.S. Well Site Services and certain Canadian rental tool operations EBITDA.

At the end of each year, the Committee reviews the performance results of the Company and the total incentive awards to be paid to each executive officer based on such officer’s success in achieving his AICP performance objectives.

All executive officers, including Mrs. Taylor, received incentive plan payments for 2007 performance. These incentive plan payments varied based upon Company and business unit achievement of the related goals and objectives. Three of ten business groupings of the Company, for AICP calculation purposes, including the consolidated group, exceeded their 2007 objectives, and eight of the Company’s 15 executive officers received bonuses for 2007 in excess of target with seven receiving bonuses below target. On a consolidated basis, the

Company overachieved its targets for 2007. Each of the Named Executive Officers for the fiscal year ended December 31, 2007, received the following payments in February 2008 under the AICP for fiscal 2007 performance.

	AICP
	Award			% of Base
	($)			Salary

Cindy B. Taylor		$345,914		79%
Douglas E. Swanson		$75,850	(1)	66%
Bradley J. Dodson		$136,371		66%
Howard Hughes		$265,034		96%
Ron R. Green	C$	284,710		96%
Christopher E. Cragg		$42,699		17%

(1)	AICP Award pro-rated for period to Mr. Swanson’s retirement date of April 30, 2007.

•	Long-term Incentives — The Company makes certain stock-based awards under the 2001 Equity Participation Plan, which has been approved by stockholders, to better align the interests of executive officers with those of stockholders. Specifically, the plan’s purposes are to:

•	provide an additional incentive for executives to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize growth, development and financial success; and

•	enable the Company to obtain and retain the services of executives considered essential to the long term success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

The 2001 Equity Participation Plan provides for the grant of any combination of:

•	stock options, which include both incentive stock options and nonqualified stock options;

•	restricted stock;

•	performance awards;

•	dividend equivalents;

•	deferred stock; and

•	stock payments.

In determining appropriate awards, the Committee periodically reviews each executive’s past performance, ability to contribute to the future success and growth of the Company, time in the current job and competitive market data. The Committee also takes into account the risk of losing the executive to other employment opportunities and the value and potential for appreciation in the Company’s stock. The Committee believes that market-competitive grants, along with significant vesting requirements, are the most effective method of reinforcing the long-term nature of the Company’s business. In addition, grants of stock options and/or restricted stock reinforce alignment with stockholder interests. The Committee considers the foregoing factors together and makes a subjective determination with respect to awarding equity based compensation to its executive officers.

Under the 2001 Equity Participation Plan the Company has only granted nonqualified stock options and time-vested restricted stock awards. The majority of the options granted by the Committee vest at a rate of 25% per year over the first four years of a six year option term. Options are awarded at the NYSE’s closing price of the Company’s common stock on the date of the grant, or the last trading day if the award date is a date when markets are closed (“NYSE Closing Price”). The Committee has never granted options with an exercise price that is less than the closing price of the Company’s common stock on the grant date.

Higher-level positions will have greater emphasis on longer-term incentives. The size of long-term incentive grants will vary from year to year and reflects a variety of factors including competitive market practices, retention priorities, total previous grants, current stock valuation, estimated future charges to earnings, and individual, business unit and company wide performance. The Committee determines the award level for executives, if any, on an annual basis usually at its February meeting each year.

The Committee has typically granted executives nonqualified stock options in the past. However, it granted restricted stock awards to Mr. Swanson in 2001. In 2005, the Company modified its long-term incentive grant strategy to include a mix of restricted stock and options instead of only granting options. Consequently, the Company has increasingly granted restricted stock awards, which are valued at the NYSE Closing Price on the grant date, to a broader group of executives from 2005 to 2007, and in doing so reduced the number of shares in option grants from what the Company would otherwise have granted in the absence of restricted stock grants. Generally, these restricted stock awards vest at a rate of 25% per year over the first four years.

The Company continues to incorporate a combination of both nonqualified stock options and restricted stock awards as the primary executive long-term incentive and retention tool. The introduction of restricted stock awards offers the additional advantages of potentially reducing overall company stock dilution and increasing employee stock ownership, while improving the Company’s executive retention prospects in a very competitive labor market. We recognize that options alone may not have adequate retention value in an industry that has historically been cyclical in nature. The Committee weighs the cost of these grants with their potential benefit as an incentive, retention and compensation tool.

Restricted stock awards were made to Mrs. Taylor and Messrs. Dodson, Hughes and Cragg on February 16, 2007 at the then fair market value of $28.98 per restricted share. Stock option awards were made to Mrs. Taylor and Messrs. Dodson, Hughes, Green and Cragg on February 16, 2007 that had an exercise price of $28.98 per share based on the NYSE Closing Price and that had a fair market value on the date of grant of $10.67 per option award. In addition, Mrs. Taylor was awarded restricted stock awards and stock option awards on May 17, 2007 that were valued at $36.99 and $13.55 per share, respectively, and Mr. Green was awarded restricted stock on August 20, 2007 that were valued at $40.02 per share.

Other than Mr. Swanson, each of the Named Executive Officers received both grants of stock options and restricted stock awards. During 2007, a total of 119,960 stock options and 38,257 shares of restricted stock awards were granted to the Named Executive Officers. In addition, non-management Board members, including Mr. Swanson, each received a restricted stock award valued at $75,000 (2,028 shares of stock) on May 17, 2007.

In administering the long-term incentive plan, the Committee is sensitive to the potential for dilution of future earnings per share. For this reason and because of other compensation design considerations, the Committee does not administer a broad-based stock program. Instead, the Committee focuses the long-term incentive plan on employees who will have the greatest impact on the strategic direction and long-term results of the Company by virtue of their senior roles and responsibilities.

Stock option grants and restricted stock awards are expensed to comply with Statement of Financial Accounting Standards No. 123R — Share Based Payments (“FASB 123R”). There is no program, plan or practice to time the grant of stock options and award restricted stock to executives in coordination with material non-public information.

Benefits

Employee benefits are designed to be broad based, competitive and to attract and retain employees. From time to time the Committee reviews plan updates and recommends that the Company implement certain changes to existing plans or adopt new benefit plans.

Health and Welfare Benefits

The Company offers a standard range of health and welfare benefits to all employees including executives. These benefits include: medical, prescription drug, vision and dental coverages, life insurance, accidental death and dismemberment, long-term disability insurance, flexible spending accounts, employee assistance, business travel accident and 529 college savings plans. Executive officers make the same contributions for the same type of coverage and receive the same level of benefit as any other employee for each form of coverage / benefit.

Retirement Plans

The Company offers a defined contribution 401(k) retirement plan to substantially all of its U.S. employees. The participants may contribute from 1-50% of their base and cash incentive compensation (subject to IRS limitations), and the Company makes matching contributions under this plan on the first 6% of the participant’s compensation (100% match of the first 4% employee deferral and 50% match on the next 2% deferred). A similar defined contribution retirement plan is in place and available to the Named Executive Officer based in Canada.

Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan that permits eligible employees and directors to elect to defer all or a part of their cash compensation (base and/or incentives) from the Company until the termination of their status as an employee or director. A deferral election may provide for deferring different forms of compensation (base salary and/or incentive compensation) during the year. The Committee administers the plan. Participating employees are eligible to receive from the Company a matching deferral under the nonqualified deferred compensation plan that compensates them for contributions they could not receive from the Company under the 401(k) plan due to the various limits imposed on 401(k) plans by U.S. federal income tax laws. Directors do not receive any matching contributions.

Participants in the nonqualified deferred compensation plan are able to invest contributions made to the nonqualified deferred compensation plan in investment funds selected by a Retirement Plan Committee which also mirrors the 401(k) plan investment funds. The Retirement Plan Committee is composed of employees. The Compensation Committee has established a grantor trust to hold the amounts deferred under the plan by the Company’s officers and directors. All amounts deferred under the plan remain subject to the claims of the Company’s creditors.

Allocation of net income (or net loss) in each participant’s account is divided into sub accounts to reflect each participant’s deemed investment designation in a particular fund(s). As of each valuation date, the net income (or net loss) of each fund is allocated among the corresponding sub accounts of the participants. Each sub account is credited with (or debited for) that portion of such net income (or net loss) due to the change in the value of each corresponding sub account from the prior valuation date.

Each participant will receive, at the participant’s election, a lump sum distribution or installment payments only upon termination of the participant’s service with the Company and affiliates. Any other withdrawals by the participant will be made in good faith compliance with 409A limitations pending final amendments to the Plan.

Other Perquisites and Personal Benefits

The Company does not offer any perquisites or other personal benefits to any executive with a value over $10,000 beyond those discussed above. Some executives do have Company paid club memberships, which are used for business purposes.

Compensation Consultant

The Committee, from time to time, utilizes consultants to provide independent advice on executive compensation matters and to perform specific project-related work. The consultants report directly to the Committee, which pre-approves the scope of the work and the fees charged. The Committee indicates to the consultants the role that management has in the analysis of executive compensation, such as the verification of executive and Company information that the consultant requires.

Executive Compensation Policies

•	Securities Trading Policy — The Company prohibits directors, officers and certain other managers from trading the Company’s securities on the basis of material, non-public information or “tipping” others who may so trade on such information. In addition, the policy prohibits trading in the Company’s securities without obtaining prior approval from the Company’s Compliance Officer.

•	Policy Against Repricing Stock Options — The Company’s policy is to price awards at the market price on the date of award.

•	Tax Deductibility of Compensation — Section 162(m) of the Internal Revenue Code, enacted in 1993, imposes a limit of $1 million, unless compensation is performance based, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to its chief executive officer and each of its four other most highly compensated executive officers. While the Company cannot predict with certainty how the compensation of our Named Executive Officers might be affected in the future by the Section 162(m), or applicable tax regulations issued hereunder, the Company intends to preserve the tax deductibility of substantially all of executive compensation while maintaining the executive compensation program as described herein. None of the Company’s executive officers currently receives compensation exceeding the limits imposed by Section 162(m).

•	Executive Stock Ownership Guidelines — Effective February 16, 2007, Executive Stock Ownership Guidelines were adopted by the Compensation Committee of the Board of Directors of the Company to further align the interests of executives with the interests of stockholders and further promote the Company’s commitment to sound corporate governance.

The Executive Stock Ownership Guidelines are based on a multiple of the executive’s base salary and then converted to a fixed number of shares. Once determined, an executive’s ownership guideline does not automatically change as a result of changes in his or her base salary or fluctuations in Oil States common stock price. However, the Committee may, from time to time, reevaluate and revise participants’ guidelines to incorporate these types of events. An executive’s stock ownership guideline may also increase because of a change in title. The Committee requires that the senior executives have direct ownership of the common stock in at least the following amounts:

Stock Ownership Level

	Multiple
Position	of Salary

Chief Executive Officer	3	X
Executive Officers (Section 16)	2	X
Corporate Administrative Vice Presidents	1	X

Stock that counts toward satisfaction of the Company’s Stock Ownership Guidelines includes:

•	Company shares owned outright (i.e. open market purchases) by the executive or his or her immediate family members residing in the same household

•	Vested Company restricted stock awards that are issued as part of the executive’s long-term compensation

•	Company shares acquired upon option exercise that the executive continues to hold

•	Company shares held in the Company’s Nonqualified Deferred Compensation Plan

•	Company shares beneficially owned through a trust

Covered executives are required to achieve their Stock Ownership Guideline within four years (i.e. by March 1, 2011 for the initial requirements). Once achieved, ownership of the guideline amount must be maintained for as long as the individual is subject to Executive Stock Ownership Guidelines.

Executive and Change of Control Agreements

The Company maintains Executive Agreements with six executive officers subject to Section 16 of the Securities and Exchange Commission regulations. The Executive Agreements are not considered employment agreements and the executives are employed “at will” by the Company. These agreements provide protection in the event of (i) a qualified termination, which is defined as an involuntary termination of the executive officer by the Company other than for “Cause” or (ii) either an involuntary termination or a voluntary termination by the executive for “Good Reason” after a corporate “Change of Control” (as defined in each Executive Agreement) of the Company. The triggering events were selected due to the executive not having complete control of their circumstances. Executives are exercising control over their circumstances when they resign voluntarily without Good Reason or are terminated for Cause. As a result, these events do not trigger any payments.

If a qualified termination occurs other than during the 24-month period following a corporate Change of Control, the Executive Agreements provide for payments based on the executive officer’s base salary and target annual bonus amount, that all restrictions on restricted stock awards will lapse and for continued health benefits for 24 months. Any vested, non-qualified stock options would expire after 3 months of the date of termination if not exercised prior to their expiration.

The Change of Control provision in the Executive Agreement is intended to encourage continued employment by the Company of its executive officers and to allow such executive to be in a position to provide assessment and advice to the Board of Directors regarding any proposed Change of Control without concern that such executive might be unduly distracted by the uncertainties and risks created by a proposed Change of Control. Unlike “single trigger” plans that pay out immediately upon a change of control, the Company’s agreement requires a “double trigger” (i.e. a change of control along with an involuntary loss of employment). If the qualified termination occurs during the 24-month period following a corporate Change of Control, the agreements provide for a lump sum payment to the executive officer based on the executive officer’s base salary and target annual incentive amount. In addition, with respect to such a qualified termination, the agreements provide that all restricted stock awards will become vested, that all restrictions on such awards will lapse and that outstanding stock options will vest and, will remain exercisable for the remainder of their terms. The executive officer will also be entitled to health benefits for 36 months, vesting of all deferred compensation amounts, outplacement services and to be made whole for any excise taxes incurred with respect to severance payments that are in excess of the limits set forth under the Internal Revenue Code. See “Potential Payments Under Termination or Change of Control” in this Proxy Statement for additional disclosures of severance and Change of Control payments for Named Executive Officers.

The Executive Agreements have a term of three years and are extended automatically for one additional day on a daily basis for a period of three years, unless notice of non-extension is given by the Board of Directors of the Company, in which case the agreement will terminate on the third anniversary of the date notice is given. To receive benefits under the Executive Agreement, the executive officer will be required to execute a release of all claims against the Company. Certain terms of the Executive Agreements are summarized below.

Cindy B. Taylor.  Under the terms of Mrs. Taylor’s Executive Agreement, she will be entitled to receive a lump sum payment equal to two and a half times her base salary and target annual incentive amount if a qualified termination occurs during the 24-month period following a corporate Change of Control. If a qualified termination occurs other than during the 24-month period following a corporate Change of Control, Mrs. Taylor will be entitled to receive a lump sum payment equal to one and a half times her base salary and target annual incentive amount.

Douglas E. Swanson is no longer covered by an Executive Agreement since he retired on April 30, 2007.

All Other Section 16 Executive Officers.  Under the terms of each of their Executive Agreements, the executive officer will be entitled to receive a lump sum payment equal to two times his base salary and target annual incentive amount if a qualified termination occurs during the 24-month period following a corporate Change of Control. If a qualified termination occurs other than during the 24-month period following a Change of Control, the executive officer will be entitled to receive a lump sum payment equal to his base salary and target annual incentive amount.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis filed in this document. The Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and annual report.

THE COMPENSATION COMMITTEE

Gary L. Rosenthal, Chairman
Mark G. Papa
Stephen A. Wells

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by the Named Executive Officers for each fiscal year in the two year period ended December 31, 2007. The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting total compensation for each of the Named Executive Officers, the Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(4)	($)

Cindy B. Taylor	2007	435,769		205,150	481,364	345,914	—	44,875	1,513,072
Chief Executive Officer, Effective May 1, 2007	2006	372,269		79,756	446,296	409,496	—	37,167	1,344,984
Douglas E. Swanson	2007	114,663		143,696	—	75,850 (8)	—	7,871	342,080
Former Chief Executive Officer	2006	351,500		448,955	1,134,197 (2)	351,500	—	23,294	2,309,446
Bradley J. Dodson	2007	206,154		87,975	126,774	136,371	—	20,311	577,585
Vice President, Chief Financial Officer & Treasurer	2006	176,649		44,640	118,511	158,984	—	17,192	515,976
Howard Hughes	2007	276,461		46,041	290,352	265,034	—	29,364	907,252
President — Oil States Industries, Inc	2006	267,837		13,404	198,592	267,837	—	26,523	774,193
Ron R. Green(3)	2007	276,796		23,521	156,165	266,389	—	57,977	780,848
President — PTI Group, Inc.	2006	233,746		7,611	79,449	228,078	—	44,087	592,971
Christopher E. Cragg	2007	257,115		56,259	164,261	42,699	—	25,542	545,876
Senior Vice President, Operations

(1)	The amounts in “Stock Awards” and “Option Awards” columns reflect the dollar amount recognized as an expense for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R of restricted stock awards and stock options, respectively, pursuant to the 2001 Equity Participation Plan and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2005, 2006 and 2007 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 22, 2008. Assumptions used in the calculation of this amount for the fiscal years ended December 31, 2002, 2003 and 2004 are included in footnote 10 to Consolidated Financial Statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 2, 2005. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company’s accounting expense for these awards and options, and do not necessarily correspond to the actual value that will be recognized by the named executive officers.

(2)	Includes $905,000 of expense associated with the accelerated vesting, approved by the Board of Directors on May 18, 2006, of 172,500 stock options for Mr. Swanson in consideration of the Board’s succession planning and the transition of certain leadership duties to Mrs. Taylor, the Company’s President and Chief Operating Officer at that time.

(3)	Compensation reported for Mr. Green, other than stock awards and option awards, were made in Canadian dollars and are reflected in this table in U.S. dollars using the average exchange rate for each year.

(4)	The amount shown in “All Other Compensation” column reflects the following for each Named Executive Officer:

		Retirement or
		Deferred
		Compensation	Recruitment
		Plan Match	Payment	Other	Total
		($)(5)	($)(6)	($)(7)	($)

Cindy B. Taylor	2007	42,263	—	2,612	44,875
	2006	34,501	—	2,666	37,167
Douglas E. Swanson	2007	5,733	—	2,138	7,871
	2006	17,575	—	5,719	23,294
Bradley J. Dodson	2007	18,257	—	2,054	20,311
	2006	14,656	—	2,536	17,192
Howard Hughes	2007	27,215	—	2,149	29,364
	2006	25,731	—	792	26,523
Ron R. Green	2007	25,936	31,888	853	57,977
	2006	13,918	29,402	767	44,087
Christopher E. Cragg	2007	22,450	—	3,092	25,542

(5)	Represents the matching contribution allocated by the Company to each of the Named Executive Officers, except Mr. Green, pursuant to the 401(K) Retirement Plan or Deferred Compensation Plan as more fully described in “Compensation Discussion and Analysis — Retirement Plans”, included herein. Mr. Green received the matching contribution in a Canadian Retirement Savings Plan.

(6)	Installment payments related to a recruitment arrangement for Mr. Green pursuant to an Employment Offer Letter dated November 11, 2004. The last installment was paid in 2007.

(7)	The amounts shown in the “Other” column in the table above include club dues and the imputed income attributable to term life insurance program for Messrs. Swanson and Dodson and Mrs. Taylor; the imputed income attributable to life insurance program for Mr. Hughes and Canadian health care premiums paid on behalf of Mr. Green. The amount attributable to each of these perquisites or benefits for each Named Executive Officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites and benefits received by such Named Executive Officer.

(8)	The amount of Non-Equity Incentive Plan Compensation paid to Mr. Swanson for 2007 was pro-rated to the date of his retirement on April 30, 2007.

GRANTS OF PLAN BASED AWARDS

The following table provides information about equity and non-equity awards granted to Named Executive Officers in 2007: (1) the grant date; (2) the estimated future payouts under the non-equity incentive plan, which is discussed in “Compensation Discussion and Analysis — Annual Cash Incentive Compensation”, included herein; (3) the number of restricted stock awards pursuant to the Company’s 2001 Equity Participation Plan; (4) the number of stock option awards, which consist of the number of shares underlying stock options awarded, pursuant to the Company’s 2001 Equity Participation Plan; (5) the exercise price of the stock option awards, which reflects the NYSE Closing Price; and (6) the fair value of each equity award computed under SFAS 123R as of the grant date.

						All Other
					All Other	Options
					Stock	Awards:
					Awards:	Number of		Grant Date
		Estimated Payouts for 2007 Performance Under			Number of	Securities	Exercise or	Fair Value of
		Non-Equity Incentive Plan Awards(1)			Shares of	Underlying	Base Price of	Stock and
	Grant	Threshold	Target	Maximum	Stock or Units	Options	Option Awards	Option Awards
Name	Date	($)	($)	($)	(#)(2)	(#)(2)	($/Sh)	($)(3)

Cindy B. Taylor		—	231,000	462,000
	2/16/2007				13,800			399,924
	2/16/2007					37,700	28.98	402,304
	5/17/2007				5,407			200,005
	5/17/2007					14,760	36.99	199,974
Douglas E. Swanson		—	150,000	300,000
	2/16/2007
	2/16/2007					—	—	N/A
Bradley J. Dodson		—	95,000	190,000
	2/16/2007				6,000			173,880
	2/16/2007					10,000	28.98	106,712
Howard Hughes		—	135,000	270,000
	2/16/2007				5,000			144,900
	2/16/2007					12,500	28.98	133,390
Ron R. Green(4)		—	128,652	257,304
	2/16/2007					30,000	28.98	320,136
	8/20/2007				3,050			122,061
Christopher E. Cragg		—	122,500	245,000
	2/16/2007				5,000			144,900
	2/16/2007					15,000	28.98	160,068

(1)	The amounts shown in the column “Target” reflect the target level of bonus payable under the Company’s Incentive Compensation Plan (see discussion in “Compensation Discussion and Analysis — Incentive Compensation Plan”, included herein) which is based on an executive’s base salary paid during the year multiplied by the executive’s bonus percentage. The base salary used in this table is shown as of the date of the award which has been assumed to be February 16, 2007; actual awards are calculated based on a participant’s base salary paid in the year. The amount shown in the “Maximum” column represents 200% of the target amount. In years when less than 85% of performance targets established under the Incentive Compensation Plan are achieved no payments are made under the Plan. Actual bonuses are calculated based on the total of the participant’s base salary for the year. Mr. Swanson was only eligible for a pro rata portion of this annual award through his retirement on April 30, 2007. Effective upon her promotion to President and Chief Executive Officer on May, 1, 2007, Mrs. Taylor’s bonus percentage was increased to 60% and her annual base salary increased from $420,000 to $450,000.

(2)	The amounts shown in “All Other Stock Awards” and “All Other Option Awards” columns reflect the number of restricted stock awards and stock options, respectively, granted in 2007 pursuant to the Company’s 2001 Equity Participation Plan. See “Compensation Discussion and Analysis — Equity Participation Plan”, included herein.

(3)	This column shows the full grant date fair value of restricted stock awards and stock options under SFAS 123R granted to the Named Executive Officers during 2007. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the award or option vesting schedule.

(4)	Mr. Green’s non-equity incentive plan award amounts were made in Canadian dollars and are reflected in this table in U.S. dollars using the average exchange rate for 2007.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

The following table provides information on the holdings of stock options and stock awards by the Named Executive Officers as of December 31, 2007. This table includes unexercised and unvested option awards and unvested stock awards. Each equity grant is shown separately for each Named Executive Officer. The vesting schedule for each grant is shown following this table, based on the option or stock award grant date or other factors, as discussed. The market value of the stock awards is based on the closing market price of the Company’s common stock as of December 31, 2007, which was $34.12. For additional information about the option awards and stock awards, see the description of equity incentive compensation in “Compensation Discussion and Analysis”, included herein.

	Options Awards							Stock Awards
												Equity
												Incentive
											Equity	Plan
											Incentive	Awards:
					Equity						Plan	Market or
					Incentive					Market	Awards:	Payout
					Plan Awards:					Value of	Number of	Value of
					Number of			Number of		Shares or	Unearned	Unearned
	Number of		Number of		Securities			Shares or		Units of	Shares,	Shares,
	Securities		Securities		Underlying			Units of		Stock	Units	Units or
	Underlying		Underlying		Unexercised	Option		Stock that		that	or Other	Other
	Unexercised		Unexercised		Unearned	Exercise	Option	Have Not		Have Not	Rights that	Rights
	Options (#)		Options (#)		Options	Price	Expiration	Vested		Vested	Have Not	that Have
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)		($)	Vested	Not Vested

Cindy B. Taylor	100,000	(3)				11.49	2/25/2013
	18,750	(4)	18,750	(4)		13.70	2/26/2010
	30,000	(5)	30,000	(5)		21.08	2/24/2011
	10,000	(6)	30,000	(6)		34.86	2/15/2012
			37,700	(8)		28.98	2/16/2013
			14,760	(10)		36.99	5/17/2013
								2,874	(1)	98,061
								4,875	(7)	166,335
								13,800	(9)	470,856
								5,407	(11)	184,487
Bradley J. Dodson	12,000	(2)				8.00	2/11/2012
	10,000	(3)				11.49	2/25/2013
			5,000	(4)		13.70	2/26/2010
			6,562	(5)		21.08	2/24/2011
			11,250	(6)		34.86	2/15/2012
			10,000	(8)		28.98	2/16/2013
								624	(1)	21,290
								3,750	(7)	127,950
								6,000	(9)	204,720
Howard Hughes			9,375	(4)		13.70	2/26/2010
	5,626	(5)	5,624	(5)		21.08	2/24/2011
	3,125	(6)	9,375	(6)		34.86	2/15/2012
			12,500	(8)		28.98	2/16/2013
								550	(1)	18,766
								750	(7)	25,590
								5,000	(9)	170,600
Ron R. Green			7,500	(5)		21.08	2/24/2011
			13,125	(6)		34.86	2/15/2012
			30.000	(8)		28.98	2/16/2013
								750	(7)	25,590
								3,050	(9)	104,066
Christopher E. Cragg	15,000	(2)				8.00	2/11/2012
	20,000	(3)				11.49	2/25/2013
			6,250	(4)		13.70	2/26/2010
			9,374	(5)		21.08	2/24/2011
	4,375	(6)	13,125	(6)		34.86	2/15/2012
			15,000	(8)		28.98	2/16/2013
								900	(1)	30,708
								1,312	(7)	44,765
								5,000	(9)	170,600

(1)	Restricted stock award of 2/24/2005 that vests at the rate of 25% per year, with vesting dates of 2/24/2006, 2/24/2007, 2/24/2008 and 2/24/2009.

(2)	Stock option award of 2/11/2002 that vests at the rate of 25% per year, with vesting dates of 2/11/2003, 2/11/2004, 2/11/2005 and 2/11/2006.

(3)	Stock option award of 2/25/2003 that vests at the rate of 25% per year, with vesting dates of 2/25/2004, 2/25/2005, 2/25/2006 and 2/25/2007.

(4)	Stock option award of 2/26/2004 that vests at the rate of 25% per year, with vesting dates of 2/26/2005, 2/26/2006, 2/26/2007 and 2/26/2008.

(5)	Stock option award of 2/24/2005 that vests at the rate of 25% per year, with vesting dates of 2/24/2006, 2/24/2007, 2/24/2008 and 2/24/2009.

(6)	Stock option award of 2/15/2006 that vests at the rate of 25% per year, with vesting dates of 2/15/2007, 2/15/2008, 2/15/2009 and 2/15/2010.

(7)	Restricted stock award of 2/15/2006 that vests at the rate of 25% per year, with vesting dates of 2/15/2007, 2/15/2008, 2/15/2009 and 2/15/2010.

(8)	Stock option award of 2/16/2007 that vests at the rate of 25% per year, with vesting dates of 2/16/2008, 2/16/2009, 2/16/2010 and 2/16/2011.

(9)	Restricted stock award of 2/16/2007 that vests at the rate of 25% per year, with vesting dates of 2/16/2008, 2/16/2009, 2/16/2010 and 2/16/2011.

(10)	Stock option award of 5/17/2007 that vests at the rate of 25% per year, with vesting dates of 5/17/2008, 5/17/2009, 5/17/2010 and 5/17/2011.

(11)	Restricted stock award of 5/17/2007 that vests at the rate of 25% per year, with vesting dates of 5/17/2008, 5/17/2009, 5/17/2010 and 5/17/2011.

OPTIONS EXERCISED AND STOCK VESTED

The following table provides information, for the Named Executive Officers on (1) stock option exercises during 2007, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax.

	Option Awards		Stock Awards(1)
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Cindy B. Taylor	65,000	2,278,224	3,063	89,856
Douglas E. Swanson	172,500	4,117,249	15,288	442,450
Bradley J. Dodson	12,031	262,625	1,563	45,381
Howard Hughes	140,625	4,817,287	525	15,433
Ron R. Green	11,875	187,952	250	7,203
Christopher E. Cragg	28,126	771,922	888	26,087

(1)	Reflects shares received pursuant to restricted stock awards under the 2001 Equity Participation Plan for grants made in 2005 and 2006 to each Named Executive Officer.

EQUITY PARTICIPATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2007:

Number of Securities
Remaining Available for
	Number of Securities to	Weighted-Average	Future Issuance Under
	Be Issued Upon Exercise	Exercise Price of	Compensation Plans
	of Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in First Column)

Equity compensation plans approved by security holders	1,929,007	24.25	1,497,547
Equity compensation plans not approved by security holders*	N/A	N/A	N/A

Total	1,929,007	$24.25	1,497,547

Our 2001 Equity Participation Plan has been approved by our stockholders. Our Board of Directors has approved an amendment to the 2001 Equity Participation Plan, which, as amended and restated, provides for a 2,500,000 increase in the number of shares authorized for issuance thereunder. If the Equity Participation Plan Amendment Proposal is approved by our stockholders at the Annual Meeting, the number of securities remaining available for future issuance under the 2001 Equity Participation Plan would increase to 3,275,803 shares of common stock. Please see “Proposal 3: Equity Participation Plan Amendment Proposal” for more information about the Equity Participation Plan Amendment Proposal.

NONQUALIFIED DEFERRED COMPENSATION

Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan that permits our directors and eligible employees to elect to defer all or a part of their cash compensation (base and/or incentive pay) from us until the termination of their status as a director or employee. See “Compensation Discussion and Analysis — Deferred Compensation Plan”, included herein, for details about the plan.

The investment options currently available to an executive under the Deferred Compensation Plan are the same mutual funds that are available to all employees under the Company’s 401(K) Retirement Plan.

Detailed below is activity in the Deferred Compensation Plan for each Named Executive Officer. Mr. Green is a Canadian citizen based in Edmonton, Canada and is not eligible to participate in the Deferred Compensation Plan.

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contribution	Earnings	Aggregate	At Last
	in Last	in Last	in Last	Withdrawals/	Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year End
Name	($)(1)	($)	($)(2)	($)(3)	($)

Cindy B. Taylor	84,527	42,263	37,428	(21,989)	626,240
Douglas E. Swanson	11,466	5,733	116,974	(26,989)	1,932,183
Bradley J. Dodson	25,560	18,257	2,306	(21,989)	61,570
Howard Hughes	67,822	27,215	96,970	(26,989)	1,140,725
Ron R. Green	—	—	—	—	—
Christopher E. Cragg	26,940	22,450	9,408	(21,989)	146,873

(1)	All contribution amounts for the last fiscal year reported in this deferred compensation table are also included in amounts reported in the Summary Compensation Table appearing in this Proxy Statement.

(2)	Represents net unrealized appreciation, dividends and distributions from mutual fund investments for 2007 associated with investments held in the Deferred Compensation Plan.

(3)	The Deferred Compensation Plan allows an annual “roll-over” of deferred compensation amounts into the Company’s 401(K) Retirement Plan to the maximum extent permitted by U.S. Internal Revenue Service regulations.

POTENTIAL PAYMENTS UNDER TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation to each of the Named Executive Officers of the Company in the event of an involuntary not-for-cause termination of such executive’s employment or a termination following a change of control (see “Compensation Discussion and Analysis — Executive and Change of Control Agreements” herein; such Executive and Change of Control Agreements are referred to herein as “Executive Agreements”). The scope and terms of compensation due to each Named Executive Officer upon voluntary terminations, early retirement, retirement, for cause termination and in the event of disability or death of the executive are the same as for all salaried employees. The amounts shown in the tables assume that such termination was effective as of December 31, 2007, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company.

The following table shows the potential payments upon termination or a “Change of Control”, as defined in her Executive Agreement, of the Company for Cindy B. Taylor, the Company’s President and Chief Executive Officer. Per Mrs. Taylor’s Executive Agreement, if Mrs. Taylor is terminated following a Change of Control (other than termination by the Company for Cause, as defined in the agreement, or by reason of death or disability), or if Mrs. Taylor voluntarily terminates her employment for “Good Reason”, as defined in the agreement, during the 24-month period following a corporate Change of Control, she is entitled to receive a lump sum severance payment of two and one half times the sum of her base salary and the target annual bonus earned by her pursuant to the annual incentive compensation plan. If Mrs. Taylor is terminated by the Company not for Cause without a Change of Control, she is entitled to receive a lump sum severance payment of one and a half times the sum of her base salary and the target annual bonus earned by her pursuant to the annual incentive compensation plan.

Pursuant to the other Named Executive Officers’ Executive Agreements, if any of them is terminated following a Change of Control (other than termination by the Company for Cause, as defined in the agreement, or by reason of death or disability), or if any of them voluntarily terminate their employment for “Good Reason”, as defined in the agreement, during the 24-month period following a corporate Change of Control, then the affected Named Executive Officer is entitled to receive a lump sum severance payment of two times the sum of his base salary and the target annual bonus earned by him pursuant to the annual incentive compensation plan. If any of them are terminated by the Company not for Cause without a Change of Control, he is entitled to receive a lump sum severance payment of one times the sum of his base salary and the target annual bonus earned by him pursuant to the annual incentive compensation plan. Shown in the table below are potential payments upon the assumed involuntary not for Cause termination of the named executive officers an involuntary not for Cause termination following a Change of Control of the Company as of December 31, 2007.

	Cindy B. Taylor		Bradley J. Dodson		Howard Hughes		Ron R. Green		Christopher E. Cragg
	Involuntary		Involuntary		Involuntary		Involuntary		Involuntary
	Not for		Not for		Not for		Not for		Not for
	Cause		Cause		Cause		Cause		Cause
	Termination		Termination		Termination		Termination		Termination
	without a	Termination	without a	Termination	without a	Termination	without a	Termination	without a	Termination
	Change of	with a	Change of	with a	Change of	with a	Change of	with a	Change of	with a
Executive benefits and	Control	Change of Control	Control	Change of Control	Control	Change of Control	Control	Change of Control	Control	Change of Control
Payments Upon	on	on	on	on	on	on	on	on	on	on
Separation	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007	12/31/2007

Compensation:
Cash Severance	$1,080,000	$1,800,000	$315,000	$630,000	$417,000	$834,000	$393,948	$787,896	$390,000	$780,000
Stock Options(1)	$—	$967,853	$—	$239,068	$—	$329,024	$—	$252,000	$—	$326,962
Stock Awards(1)	$919,739	$919,739	$353,961	$353,961	$214,956	$214,956	$129,656	$129,656	$213,129	$231,129
Benefits & Perquisites:
Health and Welfare Benefits(2)	$13,126	$19,135	$6,755	$13,126	$6,755	$13,126	$4,560	$8,861	$6,755	$13,126
Outplacement Assistance(3)	$—	$67,500	$—	$31,500	$—	$41,700	$—	$39,395	$—	$39,000

(1)	Reflects the value of unvested stock options or restricted stock awards as of December 31, 2007 that would be accelerated as a result of the separation event based on the Company’s stock price as of that date.

(2)	Reflects the estimated lump-sum present value of all future premiums which will be paid on behalf of the Named Executive Officer under the Company’s health and welfare benefit plans.

(3)	Reflects the amount of estimated outplacement assistance that would be provided for the Named Executive Officer pursuant to the Executive Agreement.

DIRECTOR COMPENSATION

Directors who are also our employees do not receive a retainer or fees for service on our Board of Directors or any committees. Effective May 18, 2006, directors who were not employees received an annual retainer of $30,000 and fees of $1,500 for attendance at each Board or committee meeting. The non-employee director who serves as the chairman of the Board receives an additional annual retainer of $20,000 and each non-employee director who serves as the chairman of the Compensation Committee or the Nominating & Corporate Governance Committee receives an additional annual retainer of $10,000. The chairman of the Audit Committee receives an additional annual retainer of $15,000. Members of the Nominating and Corporate Governance Committee and the Compensation Committee, other than the Committee Chairs, receive an additional annual retainer of $5,000 and members of the Audit Committee, other than the Committee Chairs, receive an additional annual retainer of $7,500. In May 2005, the Company’s 2001 Equity Participation Plan was amended to allow equity awards to directors on the same basis as employees. Under current guidelines, newly elected directors receive restricted stock awards of the Company’s common stock valued at $75,000 after their initial election. Directors receive additional restricted stock awards of the Company’s common stock valued at $75,000 at each annual stockholders’ meeting after which they continue to serve. The directors’ restricted stock awards vest on the earlier of one year or the next annual stockholders’ meeting date following the date of grant. Directors are subject to the Company’s stock ownership guidelines pursuant to which they are expected to retain all restricted stock award shares remaining after payment of applicable taxes until retirement or until leaving the Board. Prior to 2005, directors received options to purchase shares of our common stock pursuant to the terms of the 2001 Equity Participation Plan. All of our directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors or committees and for other reasonable expenses related to the performance of their duties as directors.

DIRECTOR SUMMARY COMPENSATION FOR THE CALENDAR YEAR 2007

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

						Change in Pension
						Value and
					Non-Equity	Nonqualified
	Fees Earned or				Incentive Plan	Deferred	All Other
	Paid in Cash		Stock Awards	Option Awards	Compensation	Compensation	Compensation	Total
Name	($)		($)(1)(2)	($)(1)	($)	Earnings	($)	($)

Martin Lambert	48,500	(4)	75,000	10,939				134,439
S. James Nelson	57,000		75,000	8,193				140,193
Mark G. Papa	63,000		75,000	10,939				148,939
Gary L. Rosenthal	73,000		75,000	10,939				158,939
L.E. Simmons(3)	19,500	(3)	—	—			101,939	121,439
Douglas E. Swanson(4)	15,500		75,000	—				90,500
William T. Van Kleef	62,625		75,000	—				137,625
Stephen A. Wells	92,243	(5)	75,000	10,939				178,182

As of December 31, 2007, the aggregate number of shares of stock awards and the aggregate number of shares underlying option awards held by directors are as follows:

	Stock Awards	Option Awards
Name	#	#

Martin Lambert	7,555	20,000
S. James Nelson	7,555	5,000
Mark G. Papa	7,555	15,000
Gary L. Rosenthal	7,555	20,000
Douglas E. Swanson	2,028	—
William T. Van Kleef	4,119	—
Stephan A. Wells	7,555	20,000

(1)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123R of restricted stock awards and stock options, respectively, pursuant to the 2001 Equity Participation Plan and thus include amounts from awards granted in and prior to 2007. Assumptions used in the calculation of this amount for fiscal years ended December 31, 2005, 2006 and 2007 are included in footnote 13 to the Company’s audited financial statements for the fiscal year ended December 31, 2007, included in the Company’s Annual Report of Form 10-K filed with the SEC on February 22, 2008. Assumptions used in the calculation of this amount for the fiscal years ended December 31, 2002, 2003 and 2004, are included in footnote 10 to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 2, 2005. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. These amounts reflect the Company’s accounting expense for these awards and options, and do not necessarily correspond to the actual value that will be recognized by the directors.

(2)	The dollar amount recognized for financial statement purposes in 2007 is based on director stock awards made on May 18, 2006 and May 17, 2007 to each director which consisted of 2,091 shares and 2,028 shares, respectively, valued at the closing market price on that date. Director stock awards vest over the earlier of one year or the next annual stockholders’ meeting date.

(3)	Mr. Simmons resigned from the board effective February 16, 2007. As a result of the timing of his resignation, Mr. Simmons forfeited unvested equity awards which included 3,750 stock options and 2,091 restricted stock awards. Had Mr. Simmons completed his term and not stood for reelection at the Annual Meeting, 2,500 of such stock options and all of such restricted stock would have vested. The timing of Mr. Simmons resignation was influenced by a request from the Board to facilitate the Board’s management succession planning and to provide the Nominating and Corporate Governance Committee with additional flexibility to consider additions to the Board. In recognition of Mr. Simmons’ past contributions to the Company and in consideration for his early resignation, the Board approved a cash payment of $101,939 to Mr. Simmons to reimburse him for the value of the forfeited equity awards. The payment was based on the intrinsic value of forfeited options plus the value for the forfeited stock awards considering the pro rata portion of the vesting period for those awards through February 16, 2007.

(4)	Amount of director compensation shown for Mr. Swanson was earned after his retirement as Chief Executive Officer on April 30, 2007.

(5)	Mr. Lambert, Mr. Simmons and Mr. Wells each elected to have 100% of their 2007 Board retainer and meeting fees deferred in the Company’s Deferred Compensation Plan.

SECURITY OWNERSHIP

The following table sets forth, as of March 31, 2008, information regarding common stock beneficially owned by:

•	each person who we know to be the beneficial owner of more than five percent of our outstanding shares of common stock;

•	each of the Named Executive Officers;

•	each of our directors; and

•	all current directors and executive officers as a group.

To our knowledge, except as indicated in the footnotes to this table or as provided by applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

	Beneficial Ownership
Name and Address of Beneficial Owners(1)	Shares	Percentage

FMR Corp.(2)	7,535,150	15.2%
82 Devonshire Street Boston, Massachusetts 02109
AXA Financial Inc.(3)	3,315,224	6.7%
1290 Avenue of the Americas New York, New York
T. Rowe Price Associates, Inc.(4)	2,855,896	5.8%
100 E. Pratt Street Baltimore, MD 21202
Goldman Sachs Asset Management, L.P.(5)	2,680,142	5.4%
32 Old Slip New York, New York 10005
Cindy B. Taylor(6)	269,665	*
Bradley J. Dodson(6)	53,978	*
Howard Hughes(6)	38,504	*
Ron R. Green(6)	16,375	*
Christopher E. Cragg(6)	74,368	*
Martin Lambert(6)	35,533	*
S. James Nelson(6)	17,055	*
Mark G. Papa(6)	23,353	*
Christopher T. Seaver(7)	2,000	*
Gary L. Rosenthal(6)	33,209	*
Douglas E. Swanson	54,054	*
William T. Van Kleef	4,119	*
Stephen A. Wells(6)	72,188	*
All directors and executive officers as a group (14 persons)(6)	763,888	1.53%

*	Less than one percent.

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o Oil States International, Inc., Three Allen Center, 333 Clay Street, Suite 4620, Houston, Texas 77002.

(2)	Based on a Schedule 13G (Amendment No. 5) filed with the SEC pursuant to the Exchange Act in February 2008, the shares reported represent the aggregated beneficial ownership by FMR Corp. (“FMR”) (together with its wholly owned subsidiaries). FMR may be deemed to have sole voting power with respect to 174,900 shares and sole dispositive power with respect to 7,535,150 shares. FMR has no shared voting or dispositive power with respect to any of the shares shown. Members of the Edward D. Johnson 3d family own approximately 49% of the voting power of FMR.

(3)	Based on a Schedule 13G filed with the SEC pursuant to the Exchange Act in February 2008, the shares reported represent the aggregate beneficial ownership by AXA Financial Inc. (“AXA Financial”) and certain of its affiliates. AXA Financial may be deemed to sole voting power with respect to 2,074,268 shares, shared voting power with respect to 8,359 shares, sole dispositive power with respect to 3,315,182 shares and shared dispositive power with respect to 42 shares.

(4)	Based on a Schedule 13G filed with the SEC pursuant to the Exchange Act in February 2008, the shares reported represent the aggregate beneficial ownership by T. Rowe Price Associates, Inc. (“Price Associates”) and certain of its affiliates. Price Associates may be deemed to have sole voting power with respect to 373,250 shares and sole dispositive power with respect to 2,855,896 shares.

(5)	Based on a Schedule 13G filed with the SEC pursuant to the Exchange Act in February 2008, the shares represent the aggregate beneficial ownership by Goldman Sachs Asset Management, L.P. Goldman Sachs Asset Management, L.P. may be deemed to have sole voting power with respect to 2,575,191 shares and sole dispositive power with respect to 2,680,142 shares.

(6)	Includes shares that may be acquired within 60 days through the exercise of options to purchase shares of our common stock as follows: Mrs. Taylor — 215,615; Mr. Dodson — 36,531; Mr. Hughes — 27,188; Mr. Green — 15,625; Mr. Cragg — 58,437; Mr. Lambert — 20,000; Mr. Nelson — 5,000; Mr. Papa — 15,000; Mr. Rosenthal — 20,000; Mr. Wells — 20,000 and all directors and executive officers combined — 487,834. Includes shares owned by Mr. Christopher T. Seaver, a nominee for Director at the Annual Meeting.

(7)	Mr. Seaver is a nominee for Director at the Annual Meeting.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP, independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2008. Ernst & Young LLP has audited the Company’s consolidated financial statements since May 2000. Ratification of Ernst & Young LLP as the Company’s auditors for the year ending December 31, 2008 will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. In the event the appointment is not ratified, the Audit Committee will consider the appointment of other independent auditors. Fees paid to Ernst & Young LLP during the past two fiscal years were as follows:

AUDIT FEE DISCLOSURE

The following table shows the aggregate fees billed by and paid to Ernst & Young, Inc. in each of the last two fiscal years for the services indicated:

	2007	2006
	(In thousands)

Audit Fees	$1,685	$1,852
Audit-Related Fees	—	—
Tax Fees	96	136
All Other Fees	—	—

Total	$1,781	$1,988

Audit Fees.  Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements, the audit of internal controls over financial reporting, audits of subsidiaries, statutory audits of subsidiaries required by governmental or regulatory bodies, attestation services required by statute or regulation, comfort letters, consents, assistance with and review of documents filed with the SEC, work performed by tax professionals in connection with the audit and quarterly reviews, and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

Audit-Related Fees.  Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees” and principally include due diligence in connection with acquisitions and accounting consultations, and consultations on financial accounting and reporting matters.

Tax Fees.  Tax fees include professional services provided for tax compliance, tax advice and tax planning, except those rendered in connection with the audit.

All Other Fees.  None.

The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services to be performed for the Company by the independent auditors in order to ensure that the provision of such services does not impair the independent auditor’s independence. The Audit Committee has adopted the Audit Committee Pre-Approval Policy, effective as of February 19, 2008, pursuant to which the Audit Committee has granted general pre-approval of the specified audit, audit-related, tax and other services. The pre-approval policy provides that the Audit Committee must be promptly informed of the provision of any pre-approved services. Services to be provided by the independent auditor that have not received general pre-approval as set forth in the pre-approval policy require specific pre-approval by the Audit Committee and must be submitted to the Audit Committee by the Chief Financial Officer or the Senior Vice President, Accounting and Corporate Secretary. Any such submission must include a statement as to whether, in such officer’s view, the request or application is consistent with maintaining the independence of the independent auditor in accordance with the SEC’s rules on auditor independence. All services rendered by Ernst & Young LLP in 2007 were subject to our predecessor pre-approval policy, which was not substantively different from our current pre-approval policy described above. The Company has not agreed to indemnify Ernst & Young LLP in connection with any of their work.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be offered the opportunity to make a statement if such representatives desire to do so. The representatives of Ernst & Young LLP will also be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements in the Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2008.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of independent accountants.

Audit Committee Report

The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board on its adequacy in light of applicable NYSE rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the committee charter.

During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “10-K”), the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors’ examinations;

•	met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel, including the Audit and Compliance officer;

•	discussed with the Company’s senior management, independent auditors and the Audit and Compliance officer the process used for the Company’s chief executive officer and chief financial officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•	reviewed and discussed with the independent auditors (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written communication required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and the independence of the independent auditors, and (3) the matters required to be discussed with the committee under auditing standards generally accepted in the United States, including Statement on Auditing Standards No. 61, “Communication with Audit Committees”;

•	based on these reviews and discussions, as well as private discussions with the independent auditors and the Company’s Audit and Compliance officer, recommended to the Board of Directors the inclusion of the audited financial statements of the Company and its subsidiaries in the 10-K; and

•	determined that the non-audit services provided to the Company by the independent auditors (discussed above under the Proposal to Ratify the Selection of Independent Auditors (Proposal 2)), are compatible with maintaining the independence of the independent auditors. The Audit Committee’s pre-approval policies and procedures are discussed above under Proposal 2.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent auditors are responsible for expressing an opinion on those financial statements and on the effectiveness of internal control over financial reporting. Audit Committee members are not employees of the Company or accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal controls over financial reporting were effective as of December 31, 2007 and on the representations of the independent auditors included in their report on the Company’s financial statements.

The Audit Committee met regularly with management and the independent and internal auditors, including private discussions with the independent auditors and the Company’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Respectfully submitted,

Audit Committee
William T. Van Kleef, Chairman
S. James Nelson
Gary L. Rosenthal

PROPOSAL 3:

APPROVAL OF THE EQUITY PARTICIPATION PLAN AMENDMENT PROPOSAL

Our Board of Directors has approved an amendment to the 2001 Equity Participation Plan, subject to stockholder approval. The 2001 Equity Participation Plan, as amended and restated (the “Plan”), if approved, will provide for a 2,500,000 increase in the number of shares authorized for issuance thereunder from 7,700,000 shares to 10,200,000 shares. We are submitting the Plan to our stockholders for approval. We refer to this proposal in this Proxy Statement as the Equity Participation Plan Amendment Proposal. If the Equity Participation Plan Amendment Proposal is approved, the Plan will be effective as of the date of the Annual Meeting.

As of March 31, 2008, there were 2,369,475 stock options and 492,439 restricted stock awards outstanding under the plan. The weighted average exercise price of the outstanding options at March 31, 2008 was 27.19 and such options had a weighted average remaining contractual life of 4.39 years. Shares available for future grant totaled 775,803 before considering the proposed amendment and would total 3,275,803 if the Equity Participation Plan Amendment Proposal is approved by the shareholders.

The Plan is our only equity compensation plan. It plays an important role in our efforts to attract and retain employees and directors of outstanding ability on a basis competitive with market practices, and to align the interests of employees and directors with those of stockholders through an increased equity stake in the Company. The Board of Directors believes that this amendment to increase the number of shares authorized for issuance under the Plan is necessary in order to continue to attract and retain high caliber individuals to serve as officers, directors and employees of the Company. Approval of the Plan is also being sought in order to help ensure that compensation resulting from awards under the Plan will be fully deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Approval of the Equity Participation Plan Amendment Proposal will require the affirmative vote of the holders of a majority of the votes cast as the Annual Meeting, provided that total votes cast represent over 50% in interest of all securities entitled to vote on the proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the Equity Participation Plan Proposal.

Although this discussion summarizes the principal terms and conditions of the Plan, it does not purport to be complete and is qualified in its entirety by reference to the Plan which is attached as Annex A to this Proxy Statement.

Purpose

The purpose of the Plan is to provide a means whereby certain employees, directors, consultants, and advisors of the Company and its subsidiaries or affiliates may acquire and maintain stock ownership in the Company, thereby strengthening their concern for the financial welfare of the Company and its subsidiaries.

Administration

The Plan is administered by the Compensation Committee or any successor committee appointed by the Board of Directors to administer the Plan (the “Compensation Committee”). Subject to the express terms of the Plan, the

Compensation Committee has the authority, subject to Board approval, to determine which individuals will be granted awards, make awards, set the terms of awards (including price, exercise, vesting and other rights), and upon the occurrence of certain events specified in the Plan, terminate the restrictions imposed on a deferred stock award or restricted stock award, and make adjustments to awards. Further, the Compensation Committee is authorized to interpret the Plan and the agreements entered into under the Plan and adopt such rules and regulations, consistent with the provisions of the Plan, to implement and carry out the Plan. All actions taken and interpretations and determinations made by the Compensation Committee in good faith are conclusive and binding on the Company and all persons having an interest in the Plan or any award issued under it. The Board of Directors may exercise any of the Compensation Committee’s rights and duties under the Plan at any time, except with respect to matters governed by the Internal Revenue Code or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Compensation Committee.

Eligibility

Awards may be granted to any individuals who, at the time of the grant, are officers or other employees of, directors of, or consultants to, the Company or its subsidiaries or affiliates (“Eligible Individuals”). Eligibility to participate is determined by the Compensation Committee in its sole discretion.

Shares Subject to the Plan

Initially, up to 3,700,000 shares of common stock were authorized for issuance under the Plan. In 2002 and 2005, the Board of Directors and stockholders approved amendments and restatements of the Plan that increased the number of shares of common stock that may be issued under the Plan to 7,700,000.

The Board of Directors has approved an amendment and restatement of the Plan that, subject to stockholder approval, would increase by 2,500,000 the number of shares of common stock that may be issued under the Plan to 10,200,000. If stockholder approval is not obtained, the Plan will continue as in effect immediately prior to the amendment and restatement.

The number of shares subject to awards under the Plan is subject to adjustment by the Compensation Committee in the event of changes in the outstanding common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges and certain other changes in capitalization. If any option, or other right to acquire shares of common stock issued under any other award under the Plan, expires or is cancelled without having been fully exercised, or if shares of common stock are surrendered for payment of the exercise price or purchase price of an award, or if shares of common stock are withheld for payment of applicable employment and/or withholding taxes respecting an award, the shares subject to the award but as to which such award was not exercised prior to its expiration or cancellation or the shares so surrendered or withheld will again be available for the grant of an award under the Plan.

Awards

Under the terms of the Plan, the Compensation Committee may grant options, restricted stock awards, deferred stock awards, performance awards, dividend equivalents or stock payments. Options may consist of either “incentive stock options,” as defined in Section 422 of the Code, or nonqualified stock options. The maximum number of shares of common stock that may be subject to options, restricted stock or deferred stock granted to any one individual in any calendar year may not exceed 400,000 shares of common stock (subject to certain adjustment for mergers, recapitalizations, stock splits and other changes in the common stock). The maximum value of performance awards granted under the Plan to any individual in any calendar year may not exceed $2.5 million.

Options.  Options are evidenced by option agreements, which provide the terms and conditions upon which options are granted and may be exercised. The Compensation Committee sets the term of each option at the time of the grant and includes other provisions in the option agreement which it approves and which are not inconsistent with the provisions of the Plan. An option may be exercisable in whole or in installments, as determined by the Compensation Committee. The Compensation Committee may require that a partial exercise must be with respect to a minimum number of shares. The term of an option is set by the Compensation Committee in its discretion; however, the term of incentive stock options cannot exceed 10 years (or 5 years, in the case of incentive stock options granted to an individual owning 10% of the combined voting power of all classes of stock of the Company and any subsidiary). Each option agreement specifies the time that the option vests. At any time after the grant of any option, the Compensation Committee may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an option vests. Options granted may include provisions governing the exercise of options subsequent to termination of employment, directorship or consultancy, in the Compensation Committee’s discretion.

The Compensation Committee determines the price at which a share of common stock may be purchased upon exercise of an option, but such price may not be less than the fair market value of a share of common stock on the date the option is granted. The option price is subject to certain adjustment for mergers, recapitalizations, stock splits and other changes in the common stock. Upon exercise, the purchase price for the option or the portion thereof being exercised must be paid in full in the manner prescribed by the Compensation Committee. An option agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of common stock, or the surrender of shares of common stock then issuable on the exercise of the option (plus cash if necessary), having a fair market value equal to the option price. The option agreement may also provide for payment in whole or in part through the delivery of any property that constitutes good and valuable consideration, or through the delivery of a full recourse promissory note bearing interest and payable upon such terms as determined by the Compensation Committee. However, the option may not be exercised by delivery of a promissory note where prohibited by law. The terms and conditions of the respective option agreements need not be identical.

The Compensation Committee may set forth in each option agreement such restrictions on the ownership and transferability of shares purchased pursuant to options as it deems appropriate. These restrictions may impose on the optionee a duty to notify the Company of the disposition of shares of common stock acquired pursuant to incentive stock options within certain time frames specified in the Plan.

Incentive stock options may only be granted to individuals who are employees of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) of the Company at the time the option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock option is granted) of common stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such incentive stock options shall be treated as nonqualified stock options. An incentive stock option may not be granted to an individual if, at the time the option is granted, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless such incentive stock option conforms to the applicable provisions of Section 422 of the Code. Any option granted as an incentive stock option under the Plan may be modified by the Compensation Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

Restricted Stock Awards.  Under the Plan, the Company may grant Eligible Individuals awards of restricted stock consisting of shares of common stock that are issued but subject to such restrictions as the Compensation Committee may provide, including, without limitation, restrictions concerning voting rights and transferability and forfeiture restrictions based on duration of employment with the Company, and Company and individual performance. The Compensation Committee determines the other terms and conditions that will apply to any restricted stock award, which may include the achievement of Performance Objectives (as described below). The terms, conditions, and restrictions applicable to a restricted stock award will be set forth in a restricted stock agreement made in conjunction with the award and, subject to the provisions of the Plan, are determined by the Compensation Committee in its sole discretion. The terms of restricted stock awards under the Plan need not be identical. After the restricted stock is issued, the Compensation Committee may, on such terms and conditions as it deems appropriate, remove any or all of such restrictions, provided the award is not intended to “qualify” as performance-based compensation under Section 162(m) of the Code.

Unless otherwise provided by the Compensation Committee, holders of common stock subject to a restricted stock award have the right to receive dividends with respect to such stock, to vote the stock, and to exercise all other rights of a stockholder with respect thereto, except that shares of restricted stock may not be sold, transferred, pledged or otherwise assigned until all restrictions are terminated or expire. Further, any shares of common stock issued as a distribution on shares of restricted stock shall be subject to the terms set forth in the restricted stock agreement under which such shares of restricted stock were issued.

Stock certificates reflecting shares of restricted stock cannot be delivered until the applicable restrictions have expired or been removed, and the Secretary of the Company or such other escrow holder as the Compensation Committee may appoint will retain custody of such stock certificates until such time.

Performance Awards.  The Company may grant performance awards to Eligible Individuals selected by the Compensation Committee. The value of such performance awards may be linked to the achievement of such specific Performance Objectives (as described below) determined to be appropriate by the Compensation Committee over any period or periods determined by the Compensation Committee. In making such determinations, the Compensation Committee will consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular employee or consultant.

Dividend Equivalents.  The Company may grant dividend equivalents to any Eligible Individuals selected by the Compensation Committee based on the dividends declared on the common stock, to be credited as of dividend payment dates, during the period between the date an option, deferred stock award or performance award is granted, and the date such option, deferred stock award or performance award is exercised, vests or expires, as determined by the Compensation Committee. Such dividend equivalents shall be converted to cash or additional shares of common stock by such formula and at such time and subject to such limitations as may be determined by the Compensation Committee.

Stock Payments.  The Company may make stock payments to any Eligible Individuals selected by the Compensation Committee in the manner determined from time to time by the Compensation Committee. The number of shares shall be determined by the Compensation Committee and may be based upon the fair market value, book value, net profits or other measure of the value of common stock or other specific performance criteria determined appropriate by the Compensation Committee, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock Award.  The Company may grant a deferred stock award to any Eligible Individuals selected by the Compensation Committee in the manner determined from time to time by the Compensation Committee. The number of shares of deferred stock shall be determined by the Compensation Committee and may be linked to the achievement of such specific performance objectives determined to be appropriate by the Compensation Committee over any period or periods determined by the Compensation Committee. Common stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a vesting schedule or Performance Objectives (as described below) set by the Compensation Committee, as the case may be. Unless otherwise provided by the Compensation Committee, a recipient of deferred stock shall have no rights as a Company stockholder with respect to such deferred stock until such time as the award has vested and the common stock underlying the award has been issued.

Each performance award, dividend equivalent, and deferred stock award, and/or stock payment will be evidenced by an agreement setting forth the terms and conditions that apply to such award. Such awards are exercisable or payable only while the recipient is an Eligible Individual. However, the Compensation Committee may determine that any such award may be exercised or paid subsequent to termination without cause, or following a change in control of the Company, or because of the recipient’s retirement, death or disability, or otherwise. Payment of dividend equivalents or stock payments may be made in cash, common stock or a combination of both so long as any payment in common stock is made in accordance with the Plan’s general requirements relating to issuance of shares of common stock pursuant to the exercise of options.

Performance Objectives

Awards under the Plan intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code will be subject to any additional limitations set forth in Section 162(m) of the Code and any applicable regulations or rulings thereunder that are requirements for such awards to so qualify. Specifically, but not by way of limitation, awards under the Plan, other than stock options, may be linked to the achievement of objectives (the “Performance Objectives”), if any, established by the Compensation Committee, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an affiliate in which the Plan participant receiving the award is employed or in individual or other terms, and which will relate to the period of time determined by the Compensation Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code will be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Company’s common stock. The Compensation Committee shall determine, in its discretion at the time of an award, which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company- established budget or target, an index or a peer group of companies. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

Adjustments on Changes in Capitalization, Merger or Sale of Assets

If the Company pays a stock dividend or other distribution on common stock, or if the Company recapitalizes, reclassifies its capital stock, effects a stock split, merger, consolidation or otherwise changes its capital structure or if the Company sells, transfers, exchanges or otherwise disposes of all or substantially all of the assets of the Company or engages in any similar corporate transaction or event (a “Corporate Transaction”), the Compensation Committee has discretion to take any or all of the following actions, if it determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or with respect to an award previously made under the Plan: (a) adjust the number and kind of shares of common stock (or other securities or property) with respect to which awards may be made under the Plan, adjust the limits on the number of shares of common stock issuable under the Plan, and/or adjust the award limits applicable to grants of awards to individuals; (b) adjust the number and kind of shares of common stock subject to outstanding awards, and/or (c) adjust the grant or exercise price with respect to any option, performance award, dividend equivalent or stock payment.

If any Corporate Transaction results in shares of common stock being exchanged for or converted into cash, securities (including securities of another corporation) or other property, the Compensation Committee may terminate the Plan as of the date of such transaction and all awards will become the right to receive such cash, securities or other property, net of any exercise price.

In the event of any Corporate Transaction or any unusual or nonrecurring transactions or events affecting the Company, any of its affiliates, or the financial statements of the Company or any of its affiliates, or any changes in applicable laws, regulations or accounting principles, the Compensation Committee has discretion to take any or all of the following actions, in its discretion and on terms and conditions it deems appropriate, if it determines that such action is appropriate to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan or with respect to an award previously made under the Plan: (i) provide automatically, or on the optionee’s or grantee’s request, for the purchase of any such award for an amount of cash that could have been attained upon the exercise of such award or realization of the optionee’s or grantee’s rights thereunder had the award been currently exercisable or payable, or the replacement of the award with other rights or property selected by the Compensation Committee in its discretion; (ii) provide either in the terms of an award or by action taken prior to such transaction or event, that it cannot be exercised after such transaction or event; (iii) provide either in the terms of an award or by action taken prior to such transaction or event, that for a specified period of time prior to such transaction or event, the award will be exercisable as to all shares covered thereby notwithstanding anything to the contrary in the award agreement or the Plan; (iv) provide either in the terms of an award or by action taken prior to such transaction or event, that upon such transaction or event, such award will be assumed by the successor corporation or parent or subsidiary thereof or will be substituted by similar options, rights or awards covering stock of the successor corporation or parent or subsidiary thereof, with appropriate adjustments to the number and kind of shares and prices; (v) adjust the number and type of shares of common stock subject to outstanding awards and the terms and conditions of future awards; (vi) provide either in the terms of an award of restricted stock or deferred stock or by action taken prior to such transaction or event, that for a specified period of time prior to such event, the restrictions imposed on such an award or on some or all shares of restricted stock or deferred stock may be terminated; and (vii) make adjustments to the Performance Objectives of any outstanding award.

Notwithstanding any of the powers described above, except to the extent that an award agreement specifies to the contrary, in the event of a change of control of the Company, all outstanding awards will automatically become fully vested immediately prior to such change of control (or such earlier time as set by the Compensation Committee), and all restrictions, if any, applicable to such awards will lapse, and all performance criteria, if any, with respect to such awards will be deemed to have been met at their target level.

If an award is intended to qualify as performance based compensation under Section 162(m) of the Code, except for any actions required to be taken in the event of a change of control of the Company, as described above, no action may be taken or adjustment made to the extent it would cause such award to fail to qualify under Section 162(m) of the Code or any successor thereto.

Amendment and Termination of the Plan

The Board of Directors or the Compensation Committee may amend the Plan at any time, except it may not change any award previously granted under the Plan in a manner that would impair the rights of an optionee or grantee without the optionee’s or grantee’s consent (unless the award agreement specifies otherwise). Further, the Compensation Committee may not, without approval of the Company’s stockholders (but subject to the Compensation Committee’s right to make adjustments in the event of changes in the outstanding common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, and certain other changes in capitalization), amend the Plan to increase the maximum aggregate number of shares of common stock issuable under the Plan or reduce the exercise price of an option or take action that would otherwise require stockholder approval.

No awards may be granted after the Plan has terminated or while the Plan is suspended. No incentive stock option may be granted under the Plan after February 7, 2011.

Federal Income Tax Consequences

The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Plan and is intended for the information of stockholders to consider with respect to their vote on the Plan and not as tax guidance to participants under the Plan. Participants under the Plan should consult their own tax advisors regarding the specific tax consequences of participation in the Plan, including the application of any state and local tax laws which may differ from federal tax treatment and the effect of other state and local laws, including community property laws.

Nonqualified Stock Options.  As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option. Except as described below under the caption “Potential Income Tax Consequences of Section 16(b) Liability,” upon the exercise of a nonqualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of common stock at the time of exercise over the option price paid for those shares of common stock. There is no item of tax preference upon such exercise. Upon a subsequent taxable disposition of the shares received upon exercise of a nonqualified stock option, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be treated as capital gain or loss. Upon an optionee’s exercise of a nonqualified stock option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee provided the Company timely satisfies any federal income tax reporting requirements.

Incentive Stock Options.  No federal income tax is imposed on the optionee upon the grant or exercise of an incentive stock option, except as described below under the caption “Alternative Minimum Tax.” If the optionee does not dispose of shares acquired pursuant to the exercise of an incentive stock option within the later of two years after the date the option was granted or within one year after exercise, the difference between the option price and the amount realized on a subsequent taxable disposition of the shares would be treated as capital gain or loss. In this event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired.

If, however, an optionee disposes of shares acquired pursuant to his exercise of an incentive stock option prior to the end of the two-year or one-year holding period noted above, the disposition would be treated as a disqualifying disposition. The optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on such sale) over the option price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as capital gain. In such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee provided the Company timely satisfies any federal income tax reporting requirements.

Alternative Minimum Tax.  The excess of the fair market value of a share of common stock acquired upon the exercise of an incentive stock option over the option price paid for those shares of common stock must be included in the optionee’s alternative minimum taxable income for the year in which the exercise occurs. If, however, the optionee exercises the incentive stock option and disposes of the shares of common stock acquired upon that exercise in the same taxable year and the amount realized is less than the fair market value of the shares on the exercise date, the amount included in the optionee’s alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the common stock.

Payment of Option Price in Stock.  In the case of a nonqualified stock option, if the option price is paid by the delivery of shares of common stock previously acquired by the optionee having a fair market value equal to the option price (“Previously Acquired Stock”), gain or loss would not be recognized on the exchange of the Previously Acquired Stock for a like number of shares pursuant to the exercise of the option. The optionee’s basis and holding period in the number of shares of common stock received equal to the Previously Acquired Stock would be the same as his basis and holding period in the Previously Acquired Stock. The optionee would, however, be treated as receiving compensation taxable as ordinary income equal to the fair market value on the date of exercise of the shares of common stock received in excess of the number of shares of Previously Acquired Stock, and the optionee’s basis in such excess shares would be equal to their fair market value at the time of exercise, and his holding period would begin on the date of exercise except as described below under the caption “Potential Income Tax Consequences of Section 16(b) Liability.”

In the case of an incentive stock option, the federal income tax consequences to the optionee of the payment of the option price with Previously Acquired Stock will depend on the nature of the Previously Acquired Stock. If the Previously Acquired Stock was acquired through the exercise of an incentive stock option or an option granted under a qualified employee stock purchase plan (a “Statutory Option”) and if the Previously Acquired Stock is being transferred prior to the expiration of the applicable minimum statutory holding period, the transfer would be treated as a disqualifying disposition of the Previously Acquired Stock. If the Previously Acquired Stock was acquired other than pursuant to the exercise of a Statutory Option, or was acquired pursuant to the exercise of a Statutory Option but has been held for the applicable minimum statutory holding period, no gain or loss would be recognized on the exchange. In either case, (i) the optionee’s basis and holding period in the number of shares received equal to the number of shares of Previously Acquired Stock exchanged is the same as his basis and holding period in the Previously Acquired Stock, with such basis increased by any income recognized upon the disqualifying disposition of the Previously Acquired Stock, (ii) the optionee’s basis in the shares received in excess of the number of Previously Acquired Stock is zero and his holding period begins on the date of exercise, and (iii) the other incentive stock option rules would apply.

Payment of Withholding in Stock.  In the case of a nonqualified stock option, if the federal or state income tax withholding required with respect to the exercise of an option is paid by the surrender of shares of Previously Acquired Stock having a fair market value equal to the amount of such withholding, any difference between the fair market value of the Previously Acquired Stock at the time of surrender and the adjusted basis of the Previously Acquired Stock would generally be treated as a capital gain or loss. If the Previously Acquired Stock was acquired through the exercise of a Statutory Option and if the Previously Acquired Stock is being surrendered prior to the expiration of the applicable minimum statutory holding period, the surrender would be treated as a disqualifying disposition of the Previously Acquired Stock. If the federal or state income tax withholding required with respect to the exercise of a nonqualified stock option is paid instead by withholding from the total number of shares of common stock exercised a number of shares of common stock having a fair market value equal to the amount of such withholding, although there is no clear authority at this time, it is likely that the optionee would be treated as having fully exercised the option with the same tax treatment as described above with respect to the exercise of an option for cash and having subsequently sold the withheld shares to the Company with no gain or loss recognized on such sale.

Potential Income Tax Consequences of Section 16(b) Liability.  If shares of common stock are received upon the exercise of a nonqualified stock option by an optionee who is subject to liability under Section 16(b) of the 1934 Act, recognition of the compensation attributable to such exercise may under certain circumstances be postponed so long as a sale at a profit of the shares so acquired could subject the optionee to suit under Section 16(b) of the 1934 Act, but not for more than six months. One effect of any postponement would be to measure the amount of compensation taxable to the optionee as ordinary income by reference to the fair market value of such shares at the time such liability to suit under Section 16(b) of the 1934 Act no longer exists (rather than at the earlier date of exercise of the option). Similarly, the fair market value of the shares at that time would become the optionee’s basis in the shares for purposes of computing gain or loss upon a subsequent disposition, and the optionee’s holding period for the shares would date from that time. An optionee may, however, elect with respect to such shares, pursuant to Section 83(b) of the Code, to recognize the compensation attributable to such exercise at the time of such exercise, in which case his tax treatment would be as described above under the caption “Nonqualified Stock Options.” Such election must be made not later than 30 days after the date such shares are transferred to the optionee and is irrevocable.

Restricted Stock Awards.  A grantee of a restricted stock award who does not elect to be taxed at the time of the grant will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction until the termination of the forfeiture restrictions with respect to the restricted stock. Upon termination of the forfeiture restrictions, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares at such time, and the Company, subject to Section 162(m) of the Code, will be entitled to a corresponding deduction, provided the Company timely satisfies any federal income tax reporting requirements. Dividends and distributions (or the cash equivalent thereof) with respect to a grant of restricted stock paid to the grantee before the termination of the forfeiture restrictions will also be compensation income to the grantee when paid and, subject to Section 162(m) of the Code, deductible as such by the Company, provided, if paid in the form of Company Stock, the Company timely satisfies any federal income tax reporting requirements. The grantee of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award on the market value of the shares of common stock, in which case the Company will be entitled to a deduction at the same time and in the same amount, provided the Company timely satisfies any federal income tax reporting requirements, and there will be no further federal income tax consequences with respect to the grant of the restricted stock when the forfeiture restrictions terminate and any gain or loss upon subsequent disposition of the common stock will be capital gain or loss. All dividends or distributions with respect to restricted stock for which such an election has been made and which are paid to the grantee before the termination of the forfeiture restrictions will be taxable as dividend income to the grantee when paid and not deductible by the Company. Upon making this election, these tax consequences are irreversible. Thus, if a forfeiture subsequently occurs, the grantee is not entitled to a deduction as a consequence of the forfeiture and the Company must include as ordinary income the amount it previously deducted in the year of the grant with respect to such shares.

Performance Awards.  Grantees receiving performance awards do not realize taxable income at the time of the grant or during the performance period. A performance award, whether paid in cash or common stock, will constitute ordinary income during the year of payment. Such taxable income will be based on the fair market value of the common stock at the payment date. The Company is not entitled to a deduction at the time of grant. When the award is paid, subject to Section 162(m) of the Code, the Company is entitled to a compensation deduction, provided, with respect to an award paid in common stock, the Company timely satisfies any federal income tax reporting requirements.

Dividend Equivalents.  A dividend equivalent paid with respect to an option, deferred stock or performance award will be taxed to the grantee as compensation income and, subject to Section 162(m) of the Code, deductible as such by the Company.

Stock Payments.  If a stock payment is made, the grantee will realize ordinary income during the year of payment. Such taxable income will be based on the fair market value of the stock payment at the payment date. When the stock payment is made, subject to Section 162(m) of the Code, the Company is also entitled to a compensation deduction, provided the Company timely satisfies any federal income tax reporting requirements.

Deferred Stock Award.  The tax treatment will be as described above for “Stock Payments” applicable to the year in which the deferred stock award vests and the common stock underlying the award is issued.

Section 162(m) of the Code.  Section 162(m) of the Code precludes the Company, as a public corporation, from taking a deduction for compensation in excess of $1 million paid in a taxable year to its chief executive officer or any of its four other highest paid officers. However, compensation that qualifies under Section 162(m) as “performance-based” is specifically exempt from the deduction limit. Based on current interpretive authority and assuming that the Plan is approved by the stockholders, the Company’s ability to deduct compensation income generated in connection with the exercise of options granted under the Plan should not be limited by Section 162(m) provided that (1) the purchase price per share of common stock subject to such option is not less than the fair market value of a share of common stock at the time such option is granted, and (2) all grants of options under the Plan are made by the Compensation Committee of the Board comprised solely of non-employee directors. The Plan has been designed to provide flexibility with respect to whether restricted stock awards, performance awards and deferred stock awards will qualify as performance-based compensation under Section 162(m) and, therefore, be exempt from the deduction limit. Assuming that the Plan is approved by the stockholders, if the forfeiture restrictions relating to an award are based solely upon the satisfaction of one of the specifically enumerated performance criteria for qualification under Section 162(m) set forth in the Plan (see “Performance Objectives” above), all grants of such awards are made by the Compensation Committee of the Board comprised solely of non-employee directors, and all performance criteria reflected in such awards are established by such, then the compensation expense relating to that award should be deductible by the Company if the award becomes vested. However, compensation expense deductions relating to a restricted stock award, performance award or deferred stock award will be subject to the Section 162(m) deduction limitation if the award becomes vested based upon any criteria other than such performance criteria, such as the occurrence of a change of control or vesting based upon continued employment with the Company.

Parachute Payment Sanctions.  Certain provisions in the Plan or that may be included in an agreement with respect to an award under the Plan may give an employee special protections or payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the Company’s assets. To the extent triggered by the occurrence of any such event, these special protections or payments may constitute “parachute payments” which, when aggregated with other parachute payments received by the employee, may result in the employee’s receiving “excess parachute payments,” as defined by the Code (a portion of which would be allocated to those protections or payments derived from the Plan). The Company would not be allowed a deduction for any of these excess parachute payments, and the employee would be subject to a nondeductible 20% excise tax in addition to income tax otherwise owed with respect to these payments. The Company has entered into agreements (See “Executive Agreements” above) with certain of its executives that provide that if any such executive becomes subject to these additional taxes, then the Company will pay the executive an additional amount equal to the amount the executive would have received absent the 20% excise tax.

Section 409A of the Code.  Section 409A of the Code applies new requirements to certain types of nonqualified deferred compensation arrangements. While the new requirements should not apply to stock options or restricted stock awards under the Plan, they may apply to other awards under the Plan depending upon how such other awards are structured. Failure to comply with the technical requirements of Section 409A of the Code where applicable will result in affected grantees being assessed an additional 20% tax on deferred compensation when recognized as income for tax purposes, potential acceleration of such income recognition and additional interest. The Company currently intends to structure such other awards to avoid application of Section 409A of the Code, although it is not required to do so.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires executive officers and directors and persons who own more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC and the NYSE. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us and representations from certain reporting persons, we believe that during 2007, all of our directors, executive officers and beneficial owners of more than 10% of our common stock complied with all applicable Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS

In addition, the Company’s Bylaws provide that only such business as is properly brought before the 2009 annual meeting of stockholders will be conducted. For business to be properly brought before the meeting or nominations of persons for election to the Board of Directors to be properly made at the annual meeting by a stockholder, notice must be received by the Secretary at the Company’s offices not later than the close of business on January 16, 2009. Please see “Committees and Meetings — Nominating & Corporate Governance Committee” for information regarding the submission of director nominees by stockholders.

By Order of the Board of Directors,

Robert W. Hampton
Corporate Secretary

Houston, Texas
April 8, 2008

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

ANNEX A

OIL STATES INTERNATIONAL, INC.

2001 EQUITY PARTICIPATION PLAN,
AS AMENDED AND RESTATED

Effective February 18, 2008

OIL STATES INTERNATIONAL, INC., a Delaware corporation, adopted The 2001 Equity Participation Plan of Oil States International, Inc. (the “Plan”), effective February 19, 2001 (the “Effective Date”), for the benefit of its eligible employees, consultants and directors. This Plan was an amendment and restatement of the 1996 Equity Participation Plan of CE Holdings, Inc. (“ConEmsco Plan”).

The Plan was amended and restated, effective February 19, 2002, to increase the number of shares of Common Stock (as defined below) subject to Options (as defined below) and all other awards under the Plan. The Plan was amended and restated, effective February 16, 2005 to increase the number of shares of Common Stock subject to Options and all other awards under the Plan, to be effective as provided in Section 10.4, to condition upon stockholder approval re-grants of expired or cancelled awards or shares surrendered or withheld for payment from the original 3,700,000 shares of Common Stock under the Plan after February 16, 2005, to be effective as provided in Section 10.4, and to allow for awards to Directors (as defined below) on the same basis as currently permitted to Employees (as defined below). The Plan is hereby being amended and restated, effective February 18, 2008 (the “Restatement Date”), to again increase the number of shares of Common Stock subject to Options and all other awards under the Plan, to be effective as provided in Section 10.4.

The purposes of this Plan are as follows:

(1) To provide an additional incentive for Directors, Employees and consultants to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.

(2) To enable the Company to obtain and retain the services of Directors, Employees and consultants considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.

ARTICLE I

DEFINITIONS

1.1  General.  All references to share numbers and dollar amounts in this Plan shall be deemed to give effect to the concurrent reverse three-for-one split of the Common Stock to be effected on or before the Effective Date. Wherever the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

1.2  Affiliate.  “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by the Company or controls the Company as determined by the Committee.

1.3  Award Limit.  “Award Limit” shall mean 400,000 shares of Common Stock.

1.4  Board.  “Board” shall mean the Board of Directors of the Company.

1.5  Change of Control.  “Change of Control” shall mean any of the following:

(a) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate, SCF III, L.P., SCF IV, L.P., or any affiliate of SCF-III, L.P. or SCF-IV, L.P. or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;

(b) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (i) are directors of the Company as of the Effective Date, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (1) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (2) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(c) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 50% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation;

(d) the stockholders of the Company approve a plan of complete liquidation of the Company; or

(e) the sale or disposition (other than a pledge or similar encumbrance) by the Company of all or substantially all of the assets of the Company other than to a subsidiary or subsidiaries of the Company.

1.6  Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

1.7  Committee.  “Committee” shall mean the Board or a subcommittee of the Board appointed as provided in Section 9.1.

1.8  Common Stock.  “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

1.9  Company.  “Company” shall mean Oil States International, Inc., a Delaware corporation.

1.10  Deferred Stock.  “Deferred Stock” shall mean Common Stock awarded under Article VII of this Plan.

1.11  Director.  “Director” shall mean a member of the Board who is not an Employee.

1.12  Dividend Equivalent.  “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Article VII of this Plan.

1.13  Employee.  “Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate or Subsidiary.

1.14  Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.15  Fair Market Value.  “Fair Market Value” of a share of Common Stock as of a given date shall be (i) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (as reported in any reporting service approved by the Committee), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system; or (iii) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith. Notwithstanding the foregoing, the Fair Market Value of a share of Common Stock on the date of an initial public offering of Common Stock shall be the offering price under such initial public offering.

1.16  Grantee. “Grantee” shall mean an Employee, Director or consultant granted a Performance Award, Dividend Equivalent, or Stock Payment, or an award of Deferred Stock, under this Plan.

1.17  Non-Qualified Stock Option.  “Non-Qualified Stock Option” shall mean an Option which is not designated as an Incentive Stock Option by the Committee.

1.18  Option.  “Option” shall mean a stock option granted under Article III of this Plan). An Option granted under this Plan shall, as determined by the Committee, be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Employees, Directors and consultants employed by an Affiliate that is not a Subsidiary shall be Non-Qualified Stock Options.

1.19  Optionee.  “Optionee” shall mean an Employee, Director or consultant granted an Option under this Plan.

1.20  Performance Award.  “Performance Award” shall mean a performance or incentive award, other than an Option, Restricted Stock, Deferred Stock or Stock Payments, that is paid in cash, Common Stock or a combination of both, awarded under Article VII of this Plan.

1.21  Performance Objectives.  “Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department or function within the Company or an Affiliate in which the Participant receiving the award is employed or in individual or other terms, and which will relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Section 162(m) of the Code shall be with respect to one or more of the following: (i) net income; (ii) pre-tax income; (iii) operating income; (iv) cash flow; (v) earnings per share; (vi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (vii) return on equity; (viii) return on invested capital or assets; (ix) cost reductions or savings; (x) funds from operations and (xi) appreciation in the fair market value of the Company’s common stock. Which objectives to use with respect to an award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies, shall be determined by the Committee in its discretion at the time of grant of the award. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.

1.22  Plan.  “Plan” shall mean The 2001 Equity Participation Plan of Oil States International, Inc.

1.23  QDRO.  “QDRO” shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

1.24  Restricted Stock.  “Restricted Stock” shall mean Common Stock awarded under Article VI of this Plan.

1.25  Restricted Stockholder.  “Restricted Stockholder” shall mean an Employee, Director or consultant granted an award of Restricted Stock under Article VI of this Plan.

1.26  Rule 16b-3.  “Rule 16b-3” shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

1.27  Stock Payment.  “Stock Payment” shall mean (i) a payment in the form of shares of Common Stock, or (ii) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Employee, Director or consultant in cash, awarded under Article VII of this Plan.

1.28  Subsidiary.  “Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II

SHARES SUBJECT TO PLAN

2.1  Shares Subject to Plan.

(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, or Stock Payments shall be Common Stock. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed ten million two hundred thousand (10,200,000), subject to the requirements of Section 10.4. The shares of Common Stock issuable upon exercise of such options or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Options, Restricted Stock or Deferred Stock granted under the Plan to any individual in any calendar year shall not exceed the Award Limit. The maximum value of Performance Awards granted under the Plan to any individual in any calendar year shall not exceed $2.5 million.

2.2  Add-back Options and Other Rights.  If any Option, or other right to acquire shares of Common Stock under any other award under this Plan, expires or is canceled without having been fully exercised, if shares of Common Stock are surrendered for payment of the exercise price or purchase price of an award of if shares of Common Stock are withheld for payment of applicable employment and/or withholding taxes respecting an award, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration or cancellation or the number of shares so surrendered or withheld for payment may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. If any share of Restricted Stock is forfeited by the Grantee, such share may again be optioned, granted or awarded hereunder, subject to the limitations of Section 2.1. Any re-grant of expired or cancelled awards or shares surrendered or withheld for payment from the original 3,700,000 shares of Common Stock under the Plan after February 16, 2005 shall be subject to the requirements of Section 10.4.

ARTICLE III

GRANTING OF OPTIONS

3.1  Eligibility.  Any Employee, Director or consultant selected by the Committee pursuant to Section 3.4(a)(i) shall be eligible to be granted an Option.

3.2  Disqualification for Stock Ownership.  No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code,

3.3  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an “incentive stock option” under Section 422 of the Code. No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary.

3.4  Granting of Options

(a) The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of this Plan:

(i) Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received Options or other awards under this Plan) such of them as in its opinion should be granted Options;

(ii) Subject to the Award Limit, determine the number of shares to be subject to such Options granted to the selected Employees, Directors or consultants;

(iii) Determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iv) Determine the terms and conditions of such Options, consistent with this Plan.

(b) Upon the selection of an Employee, Director or consultant to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an “incentive stock option” under Section 422 of the Code.

ARTICLE IV

TERMS OF OPTIONS

4.1  Option Agreement.  Each Option shall be evidenced by a Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

4.2  Option Price.  The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that, except as provided in Section 8.1 with respect to assumed options, such price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

4.3  Option Term.  The term of an Option shall be set by the Committee in its discretion; provided, however, that in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary).

4.4  Option Vesting

(a) The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) To the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-Qualified Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 4.4(b), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

ARTICLE V

EXERCISE OF OPTIONS

5.1  Partial Exercise.  An exercisable Option may be exercised in whole or in part; however, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

5.2  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

(a) A written notice complying with the applicable rules established by the Committee stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

(b) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 10.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

(d) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Committee may in its discretion or provide in the grant agreement (i) that payment may be made, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery not in excess of the aggregate exercise price of the Option or exercised portion thereof and subject to such other limitations as the Committee may impose thereon, (ii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (iii) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (iv) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee, (v) allow payment through a cashless-broker procedure approved by the Company, or (vi) allow payment through any combination of the consideration provided above. In the case of a promissory note, the Committee may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law.

5.3  Conditions to Issuance of Stock Certificates.  The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

5.4  Rights as Stockholders.  The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

5.5  Ownership and Transfer Restrictions.  The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Optionee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Optionee or (ii) one year after the transfer of such shares to such Optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

ARTICLE VI

AWARD OF RESTRICTED STOCK

6.1  Award of Restricted Stock

(a) The Committee shall from time to time, in its absolute discretion:

(i) Select from among the Employees, Directors or consultants (including Employees, Directors or consultants who have previously received other awards under this Plan) such of them as in its opinion should be awarded Restricted Stock; and

(ii) Determine the terms and conditions applicable to such Restricted Stock, consistent with this Plan, which may include the achievement of Performance Objectives.

(b) Upon the selection of an Employee, Director or consultant to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

6.2  Restricted Stock Agreement.  Restricted Stock shall be issued only pursuant to a Restricted Stock Agreement, which shall be executed by the selected Employee, Director or consultant and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

6.3  Rights as Stockholders.  Upon delivery of the shares of Restricted Stock to the escrow holder, the Restricted Stockholder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 6.4.

6.4  Restriction.  All shares of Restricted Stock issued under this Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Restricted Stock Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that, by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Restricted Stock Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

6.5  Escrow.  The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

6.6  Legend.  In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE VII

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS,
DEFERRED STOCK, STOCK PAYMENTS

7.1  Performance Awards.  Any Employee, Director or consultant selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be linked to the achievement of such specific Performance Objectives determined appropriate by the Committee over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Employee, Director or consultant.

7.2  Dividend Equivalents.  Any Employee, Director or consultant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option, Deferred Stock or Performance Award is granted, and the date such Option, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

7.3  Stock Payments.  Any Employee, Director or consultant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Fair Market Value, book value, net profits or other measure of the value of Common Stock or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

7.4  Deferred Stock.  Any Employee, Director or consultant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the achievement of such specific Performance Objectives determined to be appropriate by the Committee over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or Performance Objectives set by the Committee, as the case may be. Unless otherwise provided by the Committee, a Grantee of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the award has vested and the Common Stock underlying the award has been issued.

7.5  Performance Award Agreement, Dividend Equivalent Agreement, Deferred Stock Agreement, Stock Payment Agreement.  Each Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be evidenced by an agreement, which shall be executed by the Grantee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

7.6  Term.  The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.

7.7  Exercise Upon Termination of Employment.  A Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment is exercisable or payable only while the Grantee is an Employee, Director or consultant; provided that the Committee may determine that the Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment may be exercised or paid subsequent to termination of employment or termination of directorship or consultancy without cause, or following a change in control of the Company, or because of the Grantee’s retirement, death or disability, or otherwise.

7.8  Payment.  Payment of the amount determined under Section 7.1 or 7.2 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Article VII is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 5.3.

ARTICLE VIII

MERGED PLANS/REPLACEMENT AWARDS

8.1 The following plans have been merged into this Plan: the Sooner, Inc. 1998 Stock Option Plan and the HWC Energy Services, Inc. 1997 Stock Option Plan, and all stock options and other stock-based awards granted under such plans are converted into options and awards under this Plan with respect to Common Stock. In addition, the individual stock option grants made outside of a plan by Sooner, Inc. and PTI Group, Inc. to their respective employees and outstanding on the date of their respective mergers with the Company or a Company Subsidiary also are hereby assumed and converted into Company options. The number of shares and the exercise price of each assumed award shall be made pursuant to the applicable merger agreement between the Company and the stockholders of such entities.

ARTICLE IX

ADMINISTRATION

9.1  Committee.  The Committee members shall be appointed by and hold office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

9.2  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments are granted or awarded, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant or award under this Plan need not be the same with respect to each Optionee, Grantee or Restricted Stockholder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

9.3  Majority Rule; Unanimous Written Consent.  The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

9.4  Compensation; Professional Assistance, Good Faith Actions.  Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company’s officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Optionees, Grantees, Restricted Stockholders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1  Not Transferable.  Except as provided below, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution or pursuant to a QDRO, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. No Option, Restricted Stock award, Deferred Stock award, Performance Award, Dividend Equivalent or Stock Payment or interest or right therein shall be liable for the debts, contracts or engagements of the Optionee, Grantee or Restricted Stockholder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. An Optionee may, with the consent of the Committee, transfer a Nonqualified Stock Option to such family members and persons as may be permitted by this Committee, subject to such restrictions and limitations, if any, that the Committee, in its discretion, may impose on such transfer.

During the lifetime of the Optionee or Grantee, only he may exercise an Option or other right or award (or any portion thereof) granted to him under the Plan unless it has been disposed of pursuant to a QDRO. After the death of the Optionee or Grantee, any exercisable portion of an Option or other right or award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s or Grantee’s will or under the then applicable laws of descent and distribution.

10.2  Amendment, Suspension or Termination of this Plan.  This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 10.3, increase the limits imposed in Section 2.1 on the maximum number of shares which may be issued under this Plan or reduce the exercise price of an Option, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments, materially alter or impair any rights or obligations under any Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments theretofore granted or awarded, unless the award itself otherwise expressly so provides. No Options, Restricted Stock, Deferred Stock, Performance Awards, Dividend Equivalents or Stock Payments may be granted or awarded during any period of suspension or after termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

(a) The expiration of ten years from the date the Plan is adopted by the Board; or

(b) The expiration of ten years from the date the Plan is approved by the Company’s stockholders under Section 10.4.

10.3  Changes in Common Stock or Assets of the Company; Acquisition or Liquidation of the Company and Other Corporate Events.

(a) Subject to Section 10.3(e), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Common Stock such that an adjustment is determined by the, Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, Restricted Stock award, Performance Award, Dividend Equivalent, Deferred Stock award or Stock Payment, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options, Performance Awards, Dividend Equivalents or Stock Payments may be granted under the Plan, or which may be granted as Restricted Stock or Deferred Stock (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued and adjustments of the Award Limit),

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Dividend Equivalents, or Stock Payments, and in the number and kind of shares of outstanding Restricted Stock or Deferred Stock, and

(iii) the grant or exercise price with respect to any Option, Performance Award, Dividend Equivalent or Stock Payment.

(b) Subject to Section 10.3(e), in the event of any corporate transaction or other event described in Section 10.3(a) which results in shares of Common Stock being exchanged for or converted into cash, securities

(including securities of another corporation) or other property, the Committee will have the right to terminate this Plan as of the date of the event or transaction, in which case all options, rights and other awards granted under this Plan shall become the right to receive such cash, securities or other property, net of any applicable exercise price.

(c) Subject to Section 10.3(e), in the event of any corporate transaction or other event described in Section 10.3(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any option, right or other award under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either automatically or upon the Optionee’s request, for either the purchase of any such Option, Performance Award, Dividend Equivalent, or Stock Payment, or any Restricted Stock or Deferred Stock for an amount of cash equal to the amount that could have been attained upon the exercise of such option, right or award or realization of the Optionee’s rights had such option, right or award been currently exercisable or payable or the replacement of such option, right or award with other rights or property selected by the Committee in its sole discretion;

(ii) In its sole and absolute discretion, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event that it cannot be exercised after such event;

(iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that, for a specified period of time prior to such transaction or event, such option, right or award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in (1) Section 4.4 or (2) the provisions of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock;

(iv) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of such Option, Performance Award, Dividend Equivalent, or Stock Payment, or Restricted Stock or Deferred Stock or by action taken prior to the occurrence of such transaction or event, that upon such event, such option, right or award be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(v) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options, Performance Awards, Dividend Equivalents, or Stock Payments, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(vi) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of a Restricted Stock award or Deferred Stock award or by action taken prior to the occurrence of such event that, for a specified period of time prior to such event, the restrictions imposed under a Restricted Stock Agreement or a Deferred Stock Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated; and

(vii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments to the Performance Objectives of any outstanding award.

(d) Notwithstanding anything in Sections 10.3(a), 10.3(c) or 10.3(e) to the contrary, except to the extent an award agreement expressly provides to the contrary, in the event of a Change of Control of the Company all outstanding awards automatically shall become fully vested immediately prior to such Change in Control (or such earlier time as set by the Committee), all restrictions, if any, with respect to such awards shall lapse, all performance criteria, if any, with respect to such awards shall be deemed to have been met at their target level.

(e) With respect to an award intended to qualify as performance-based compensation under Section 162(m), no adjustment or action described in this Section 10.3, other than as provided in Section 10.3(d), shall be taken by the Committee to the extent that such adjustment or action would cause such award to fail to so qualify under Section 162(m) or any successor provisions thereto.

10.4  Approval of Amended and Restated Plan by Stockholders.  The amendment and restatement of this Plan will be submitted for the approval of the Company’s stockholders within twelve months after the Restatement Date. Options, Performance Awards, Dividend Equivalents or Stock Payments may be granted and Restricted Stock or Deferred Stock may be awarded prior to such stockholder approval with respect to the additional two million five hundred thousand shares of Common Stock authorized for awards under Section 2.1 of this amendment and restatement (the “Additional Shares”), and with respect to post-Restatement Date re-grants of expired or cancelled awards or shares of Common Stock surrendered or withheld for payment from the original 3,700,000 shares of Common Stock under the Plan pursuant to Section 2.2 (the “Re-Granted Shares”), provided that such Options, Performance Awards, Dividend Equivalents or Stock Payments shall not be exercisable and such Restricted Stock or Deferred Stock shall not vest prior to the time when this amendment and restatement of the Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all such Options, Performance Awards, Dividend Equivalents or Stock Payments previously granted and all Restricted Stock or Deferred Stock previously awarded under this Plan, to the extent made with respect to the Additional Shares or Re-Granted Shares, shall thereupon be canceled and become null and void.

10.5  Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee, Grantee or Restricted Stockholder of any sums required by applicable tax law to be withheld with respect to the issuance, vesting or exercise of any Option, Restricted Stock, Deferred Stock, Performance Award, Dividend Equivalent or Stock Payment. Subject to the timing requirements of Section 5.3, the Committee may, in its discretion and in satisfaction of the foregoing requirement, allow such Optionee, Grantee or Restricted Stockholder to elect to have the Company withhold shares of Common Stock otherwise issuable under such Option or afterward (or allow the return of shares of Common Stock) having a Fair Market Value equal to the minimum tax sums required to be withheld by the Company. Notwithstanding the foregoing, any such person who is subject to Section 16b with respect to Company Stock may direct that the Company’s tax withholding obligation be satisfied by withholding the appropriate number of shares from such award and/or the “constructive” tender already-owned shares of Common Stock.

10.6  Loans.  The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise or receipt of an Option, Performance Award, Dividend Equivalent or Stock Payment granted under this Plan, or the issuance of Restricted Stock or Deferred Stock awarded under this Plan, The terms and conditions of any such loan shall be set by the Committee.

10.7  Limitations Applicable to Section 16 Persons and Performance-Based Compensation.  Notwithstanding any other provision of this Plan, this Plan, and any Option, Performance Award, Dividend Equivalent or Stock Payment granted, or Restricted Stock or Deferred Stock awarded, to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan, Options, Performance Awards, Dividend Equivalents, Stock Payments, Restricted Stock and Deferred Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Furthermore, notwithstanding any other provision of this Plan, any award intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code.

10.8  Effect of Plan Upon Options and Compensation Plans.  Except as provided in Section 8.1, this Plan amendment and restatement shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees, Directors or consultants of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, entity or association.

10.9  Compliance with Laws.  This Plan, the granting and vesting of Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments under this Plan and the issuance and delivery of shares of Common Stock and the payment of money under this Plan or under Options, Performance Awards, Dividend Equivalents or Stock Payments granted or Restricted Stock or Deferred Stock awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, Options, Restricted Stock awards, Deferred Stock awards, Performance Awards, Dividend Equivalents or Stock Payments granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

10.10  Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

10.11  Governing Law.  This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof.

OIL STATES INTERNATIONAL, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2008

The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Oil States International, Inc. (the “Company”) to be held on May 15, 2008, and the Proxy Statement in connection therewith, each dated April 8, 2008 and (2) constitutes and appoints Cindy B. Taylor and Bradley J. Dodson and each of her or his attorneys and proxies, with full power of substitution to each, for and in the name, place, and stead of the undersigned, to vote, and to act with respect to, all of the shares of common stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at that meeting and at any meeting(s) (“Adjournment(s)”) to which that meeting is adjourned, as indicated on reverse:

PLEASE SIGN BELOW, DATE, AND RETURN PROMPTLY.

Dated:	, 2008

Signed:

IMPORTANT: Please sign exactly as name appears to the left. When signing on behalf of a corporation, partnership, estate, trust, or in other representative capacity, please sign named and title. For joint accounts, each joint owner must sign.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE SELECTION OF AUDITORS AND FOR APPROVAL OF THE EQUITY PARTICIPATION PLAN AMENDMENT PROPOSAL. IN ORDER FOR THIS PROXY TO BE VALID, IT MUST BE SIGNED ON THE REVERSE SIDE OF THIS CARD.

PROXY

1. ELECTION OF DIRECTORS
FOR all nominees listed below except as
Marked to the contrary below. ☐
(1) Christopher T. Seaver	WITHHOLD AUTHORITY to vote for all
(2) Douglas E. Swanson	nominees listed to the left. ☐
(3) Cindy B. Taylor
INSTRUCTION: To withhold authority to vote
for any individual nominee, write the number
of the nominee in the space provided.

2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE CURRENT YEAR:

FOR ☐     AGAINST ☐     ABSTAIN ☐

3. TO APPROVE THE OIL STATES INTERNATIONAL, INC., 2001 EQUITY PARTICIPATION PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF FEBRUARY 18, 2008

FOR ☐     AGAINST ☐     ABSTAIN ☐

4. IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS(S) THEREOF.

If you plan to attend the Annual Meeting, check this box:  ☐